Exhibit 3.1

ARTICLES OF AMENDMENT

OF

UNITED COMMUNITY BANKS, INC.

1.

The name of the corporation is United Community Banks, Inc.

2.

Article V of the Restated Articles of Incorporation, as amended, of the corporation is amended by deleting the first paragraph of Article V and replacing it with the following in lieu thereof:

“The corporation shall have authority to issue 150,000,000 shares of common stock, $1.00 par value (the “Common Stock”), 26,000,000 shares of non-voting common stock, $1.00 par value (the “Non-Voting Common Stock”), having the powers, rights and preferences, and the qualifications, limitations and restrictions thereof, and 10,000,000 shares of preferred stock, $1.00 par value (the “Preferred Stock”). Subject to the provisions of any applicable law or the Bylaws of the corporation (as from time to time amended) with respect to fixing the record date for the determination of shareholders entitled to vote, and except as otherwise provided by any applicable law or by the resolution or resolutions of the board of directors providing for the issue of any series of Preferred Stock, the holders of the Common Stock shall have and possess exclusive voting power and rights for the election of directors and for all other purposes, with each share being entitled to one vote.”

3.

The amendment set forth in Section 2 hereof was adopted by the board of directors of the corporation at a meeting duly convened and held on March 18, 2016 and duly approved by the shareholders of the corporation on May 11, 2016 in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code.

4.

The effective time of these Articles of Amendment is at 5:01 p.m. on the date of filing of these Articles of Amendment.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Restated Articles of Incorporation, as amended, of United Community Banks, Inc. this 23rd day of June, 2016.

UNITED COMMUNITY BANKS, INC.
A Georgia Corporation

By:	/s/ Rex S. Schuette
Rex S. Schuette
Executive Vice President &
Chief Financial Officer

ARTICLES OF AMENDMENT
OF
UNITED COMMUNITY BANKS, INC.

1.

The name of the corporation is United Community Banks, Inc.

2.

The Restated Articles of Incorporation, as amended, of the corporation are amended by adding the powers, rights, and preferences, and the qualifications, limitations, and restrictions thereof, of the Senior Non-Cumulative Perpetual Preferred Stock, Series H as set forth in Exhibit A attached hereto.

3.

The amendment was adopted by the board of directors of the corporation at a meeting duly convened and held on January 26, 2015. Pursuant to O.C.G.A. § 14-2-602 and Article V of the Restated Articles of Incorporation, as amended, of the corporation, shareholder consent was not required.

4.

The effective time of these Articles of Amendment is at 5:00 p.m. on the date of filing of these Articles of Amendment.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Restated Articles of Incorporation, as amended, of United Community Banks, Inc. this 1st day of May, 2015.

UNITED COMMUNITY BANKS, INC.,
a Georgia corporation

By:	/s/ Jimmy C. Tallent
Jimmy C. Tallent
Chairman & Chief Executive Officer

EXHIBIT A

DESIGNATIONS, POWERS, PREFERENCES,

LIMITATIONS, RESTRICTIONS, AND RELATIVE RIGHTS

OF

SENIOR NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES H

OF

UNITED COMMUNITY BANKS, INC.

First: The name of the corporation is United Community Banks, Inc., a corporation organized and existing under the laws of the State of Georgia (the “Issuer”).

Second: The Restated Articles of Incorporation of the Issuer, as amended, authorize the issuance of 10,000,000 shares of preferred stock, par value $1.00 per share, of the Issuer (“Preferred Stock”) in one or more series, and authorizes the Board of Directors of the Issuer (the “Board of Directors”) to fix by resolution or resolutions the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of the shares of such series.

Third: That the following resolution was duly adopted by the Board of Directors as required by O.C.G.A. § 14-2-602 and Article V of the Restated Articles of Incorporation at a meeting duly convened and held on January 26, 2015, at which a quorum was present and acting throughout.

Resolved, that pursuant to the provisions of the Restated Articles of Incorporation of the Issuer, as amended, and applicable law, a series of Preferred Stock, par value $1.00 per share, of the Issuer be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

RIGHTS AND PREFERENCES

Section 1. Designation and Number of Shares.  There is hereby created out of the authorized and unissued shares of preferred stock of the Issuer a series of preferred stock designated as the “Senior Non-Cumulative Perpetual Preferred Stock, Series H” (the “Designated Preferred Stock”).  The authorized number of shares of Designated Preferred Stock shall be 9,992.

Section 2. Standard Provisions.  The Standard Provisions contained in Schedule A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designation to the same extent as if such provisions had been set forth in full herein.

Section 3. Definitions.  The following terms are used in this Certificate of Designation (including the Standard Provisions in Schedule A hereto) as defined below:

(a)           “Common Stock” means the common stock, par value $1.00 per share, of the Issuer.

(b)           “Definitive Agreement” means that certain Securities Purchase Agreement by and between MoneyTree Corporation, a Tennessee corporation (“MoneyTree”), and Treasury, dated as of the Original Signing Date, August 18, 2011, the obligations of which the Issuer agreed to assume pursuant to that certain Assignment and Assumption Agreement, by and between the Issuer and MoneyTree, and acknowledged by Treasury, dated as of the Signing Date.

(c)           “Junior Stock” means the Common Stock, and any other class or series of stock of the Issuer the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend and redemption rights and/or as to rights on liquidation, dissolution or winding up of the Issuer.

(d)           “Liquidation Amount” means $1,000 per share of Designated Preferred Stock.

(e)           “Minimum Amount” means (i) the amount equal to twenty-five percent (25%) of the aggregate Liquidation Amount of Designated Preferred Stock issued on the Original Issue Date or (ii) all of the outstanding Designated Preferred Stock, if the aggregate liquidation preference of the outstanding Designated Preferred Stock is less than the amount set forth in the preceding clause (i).

(f)           “Original Signing Date” means August 18, 2011.

(g)           “Parity Stock” means any class or series of stock of the Issuer (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer (in each ease without regard to whether dividends accrue cumulatively or non-cumulatively).

(h)           “Signing Date” means May 1, 2015.

(i)            “Treasury” means the United States Department of the Treasury and any successor in interest thereto.

Section 4. Certain Voting Matters.  Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred stock are entitled to vote, including any action by written consent.

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Schedule A

STANDARD PROVISIONS

Section 1.             General Matters.  Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock.  The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designation.  The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the issuer, as set forth below.

Section 2.              Standard Definitions.  As used herein with respect to Designated Preferred Stock:

(a)           “Acquiror,” in any Holding Company Transaction, means the surviving or resulting entity or its ultimate parent in the case of a merger or consolidation or the transferee in the case of a sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Issuer and its subsidiaries, taken as a whole.

(b)           “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly through one or more intermediaries, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

(c)           “Applicable Dividend Rate” has the meaning set forth in Section 3(a).

(d)           “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Issuer as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(e)           “Bank Holding Company” means a company registered as such with the Board of Governors of the Federal Reserve System pursuant to 12 U.S.C. §1842 and the regulations of the Board of Governors of the Federal Reserve System thereunder.

(f)           “Baseline” means the “Initial Small Business Lending Baseline” set forth on the Initial Supplemental Report (as defined in the Definitive Agreement), subject to adjustment pursuant to Section 3(a).

(g)           “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Issuer’s stockholders.

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(h)           “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York or the District of Columbia generally are authorized or required by law or other governmental actions to close.

(i)            “Bylaws” means the bylaws of the Issuer, as they may be amended from time to time.

(j)            “Call Report” has the meaning set forth in the Definitive Agreement.

(k)           “Certificate of Designation” means the Certificate of Designation or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(l)            “Charge-Offs” means the net amount of loans charged off by the Issuer or, if the Issuer is a Bank Holding Company or a Savings and Loan Holding Company, by the IDI Subsidiary(ies) during quarters that begin on or after the Original Signing Date, determined as follows:

 (i)           if the Issuer or the applicable IDI Subsidiary is a bank, by subtracting (A) the aggregate dollar amount of recoveries reflected on line RIAD4605 of its Call Reports for such quarters from (B) the aggregate dollar amount of charge-offs reflected on line RIAD4635 of its Call Reports for such quarters (without duplication as a result of such dollar amounts being reported on a year-to-date basis); or

 (ii)          if the Issuer or the applicable IDI Subsidiary is a thrift, by subtracting (A) the sum of the aggregate dollar amount of recoveries reflected on line VA140 of its Call Reports for such quarters and the aggregate dollar amount of adjustments reflected on line VA150 of its Call Reports for such quarters from (B) the aggregate dollar amount of charge-offs reflected on line VA160 of its Call Reports for such quarters.

(m)          “Charter” means the Issuer’s certificate or articles of incorporation, articles of association, or similar organizational document.

(n)           “CPP Lending, Incentive Fee” has the meaning set forth in Section 3(e).

(o)           “Current Period” has the meaning set forth in Section 3(a)(i)(2).

(p)           “Dividend Payment Date” means January 1, April 1, July 1, and October 1 of each year.

(q)           “Dividend Period” means the period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date; provided, however, the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date (the “Initial Dividend Period”).

(r)            “Dividend Record Date” has the meaning set forth in Section 3(b).

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(s)           “Dividend Reference Period” has the meaning set forth in Section 3(a)(i)(2).

(t)            “GAAP” means generally accepted accounting principles in the United States.

(u)           “Holding Company Preferred Stock” has the meaning set forth in Section 7(c)(v).

(v)           “Holding Company Transaction” means the occurrence of (a) any transaction (including, without limitation, any acquisition, merger or consolidation) the result of which is that a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, (i) becomes the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under that Act, of common equity of the Issuer representing more than 50% of the voting power of the outstanding Common Stock or (ii) is otherwise required to consolidate the Issuer for purposes of generally accepted accounting principles in the United States, or (b) any consolidation or merger of the Issuer or similar transaction or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Issuer and its subsidiaries, taken as a whole, to any Person other than one of the Issuer’s subsidiaries; provided that, in the case of either clause (a) or (b), the Issuer or the Acquiror is or becomes a Bank Holding Company or Savings and Loan Holding Company.

(w)          “IDI Subsidiary” means any Issuer Subsidiary that is an insured depository institution.

(x)           “Increase in QSBL” means:

 (i)           with respect to the first (1st) Dividend Period, the difference obtained by subtracting (A) the Baseline from (B) QSBL set forth in the Initial Supplemental Report (as defined in the Definitive Agreement); and

 (ii)          with respect to each subsequent Dividend Period, the difference obtained by subtracting (A) the Baseline from (B) QSBL for the Dividend Reference Period for the Current Period.

(y)           “Initial Dividend Period” has the meaning set forth in the definition of “Dividend Period”.

(z)           “Issuer Subsidiary” means any subsidiary of the Issuer.

(aa)         “Liquidation Preference” has the meaning set forth in Section 4(a).

(bb)        “Non-Qualifying Portion Percentage” means with respect to any particular Dividend Period, the percentage obtained by subtracting the Qualifying Portion Percentage from one (1).

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(cc)         “Original Issue Date” means the date on which shares of Designated Preferred Stock are first issued.

(dd)        “Percentage Change in QSBL” has the meaning set forth in Section 3(a)(ii)

(ee)         “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(ff)          “Preferred Director” has the meaning set forth in Section 7(c).

(gg)        “Preferred Stock” means any and all series of preferred stock of the Issuer, including the Designated Preferred Stock.

(hh)        “Previously Acquired Preferred Shares” has the meaning set forth in the Definitive Agreement.

(ii)          “Private Capital” means, if the Issuer is Matching Private Investment Supported (as defined in the Definitive Agreement), the equity capital received by the Issuer or the applicable Affiliate of the Issuer from one or more non-governmental investors in accordance with Section 1.3(m) of the Definitive Agreement.

(jj)          “Publicly-traded” means a company that (i) has a class of securities that is traded on a national securities exchange and (ii) is required to file periodic reports with either the Securities and Exchange Commission or its primary federal bank regulator.

(kk)        “Qualified Small Business Lending” or “QSBL” means, with respect to any particular Dividend Period, the “Quarter-End Adjusted Qualified Small Business Lending” for such Dividend Period set forth in the applicable Supplemental Report.

(ll)          “Qualifying Portion Percentage” means, with respect to any particular “Dividend Period, the percentage obtained by dividing (i) the Increase in QSBL for such Dividend Period by (ii) the aggregate Liquidation Amount of then-outstanding Designated Preferred Stock.

(mm)      “Savings and Loan Holding Company” means a company registered as such with the Office of Thrift Supervision pursuant to 12 U.S.C. §1467a(b) and the regulations of the Office of Thrift Supervision promulgated thereunder.

(nn)        “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with GAAP applied on a consistent basis, and as measured from the date of the Issuer’s or MoneyTree’s, as applicable most recent consolidated financial statements prior to the Signing Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

(oo)        “Original Signing Date Tier 1 Capital Amount” means $31,579,357.

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(pp)        “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designation relating to the Designated Preferred Stock.

(qq)        “Supplemental Report” means a Supplemental Report delivered by the Issuer to Treasury pursuant to the Definitive Agreement.

(rr)         “Tier 1 Dividend Threshold” means, as of any particular date, the result of the following formula:

( ( A + B – C) * 0.9) – D

where:

A =	Original Signing Date Tier 1 Capital Amount;

B =	the aggregate Liquidation Amount of the Designated Preferred Stock issued to Treasury;

C =	the aggregate amount of Charge-Offs since the Original Signing Date; and

D =
(i) beginning on the first day of the eleventh (11th) Dividend Period, the amount equal to ten percent (10%) of the aggregate Liquidation Amount of the Designated Preferred Stock issued to Treasury as of the Effective Date (without regard to any redemptions of Designated Preferred Stock that may have occurred thereafter) for every one percent (1%) of positive Percentage Change in Qualified Small Business Lending between the ninth (9th) Dividend Period and the Baseline; and

(ii)           zero (0) at all other times.

(ss)         “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Section 7(d) of these Standard Provisions that form a part of the Certificate of Designation, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 3.             Dividends.

(a)          Rate.

(i)          The “Applicable Dividend Rate” shall be determined as follows:

(1)	With respect to the Initial Dividend Period, the Applicable Dividend Rate shall be five percent (5%).

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(2)	With respect to each of the second (2nd) through the tenth (10th) Dividend Periods, inclusive (in each case, the “Current Period”), the Applicable Dividend Rate shall be:

(A)           (x) the applicable rate set forth in column “A” of the table in Section 3(a)(iii), based on the Percentage Change in QSBL between the Dividend Period that was two Dividend Periods prior to the Current Period (the “Dividend Reference Period”) and the Baseline, multiplied by (y) the Qualifying Portion Percentage; plus

(B)           (x) five percent (5%) multiplied by (y) the Non-Qualifying Portion Percentage.

In each such case, the Applicable Dividend Rate shall be determined at the time the Issuer delivers a complete and accurate Supplemental Report to Treasury with respect to the Dividend Reference Period.

(3)
With respect to the eleventh (11th) through the eighteenth (18th) Dividend Periods, inclusive, and that portion of the nineteenth (19th) Dividend Period prior to, but not including, the four and one half (4½) year anniversary of the Original Issue Date, the Applicable Dividend Rate shall be:

(A)           (x) the applicable rate set forth in column “B” of the table in Section 3(a)(iii), based on the Percentage Change in QSBL between the ninth (9th) Dividend Period and the Baseline, multiplied by (y) the Qualifying Portion Percentage, calculated as of the last day of the ninth (9th) Dividend Period; plus

(B)           (x) five percent (5%) multiplied by (y) the Non-Qualifying Portion Percentage, calculated as of the last day of the ninth (9th) Dividend Period.

In such case, the Applicable Dividend Rate shall be determined at the time the Issuer delivers a complete and accurate Supplemental Report to Treasury with respect to the ninth (9th) Dividend Period.

(4)
With respect to (A) that portion of the nineteenth (19th) Dividend Period beginning on the four and one half (4½) year anniversary of the Original Issue Date and (B) all Dividend Periods thereafter, the Applicable Dividend Rate shall be nine percent (9%).

(5)
Notwithstanding anything herein to the contrary, if the Issuer fails to submit a Supplemental Report that is due during any of the second (2nd) through tenth (10th) Dividend Periods on or before the sixtieth (60th) day of such Dividend Period, the Issuer’s QSBL for the Dividend Period that would have been covered by such Supplemental Report shall be zero (0) for purposes hereof.

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(6)
Notwithstanding anything herein to the contrary, but subject to Section 3(a)(i)(5) above, if the Issuer fails to submit the Supplemental Report that is due during the tenth (10th) Dividend Period, the Issuer’s QSBL for the shall be zero (0) for purposes of calculating the Applicable Dividend Rate pursuant to Section 3(a)(i)(3) and (4).  The Applicable Dividend Rate shall be re-determined effective as of the first day of the calendar quarter following the date such failure is remedied, provided it is remedied prior to the four and one half (4½) anniversary of the Original Issue Date.

(7)
Notwithstanding anything herein on the contrary, if the Issuer fails to submit any of the certificates required by Sections 3.1(d)(ii) or 3.1(d)(iii) of the Definitive Agreement when and as required thereby, the Issuer’s QSBL for the shall be zero (0) for purposes of calculating the Applicable Dividend Rate pursuant to Section 3(a)(1)(2) or (3) above until such failure is remedied.

(ii)         The “Percentage Change in Qualified Lending” between any given Dividend Period and the Baseline shall be the result of the following formula, expressed as a percentage:

(	( QSBL for the Dividend Period – Baseline ))
Baseline

(iii)        The following table shall be used for determining the Applicable Dividend Rate:

If the Percentage Change in Qualified Lending is:	The Applicable Dividend Rate shall be:
	Column “A” (each of the 2nd – 10th Dividend Periods)	Column “B” (11th – 18th and the first part of the 19th Dividend Periods)
0% or less	5%	7%
More than 0%, but less than 2.5%	5%	5%
2.5% or more, but less than 5%	4%	4%
5% or more, but less than 7.5%	3%	3%
7.5% or more, but less than 10%	2%	2%
10% or more	1%	1%

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(iv)          If the Issuer consummates a Business Combination, a purchase of loans or a purchase of participations in loans and the Designated Preferred Stock remains outstanding thereafter, then the Baseline shall thereafter be the “Quarter-End Adjusted Small Business Lending Baseline” set forth on the Quarterly Supplemental Report (as defined in the Definitive Agreement).

(b)          Payment.  Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, non-cumulative cash dividends with respect to:

(i)            each Dividend Period (other than the Initial Dividend Period) at a rate equal to one-fourth (¼) of the Applicable Dividend Rate with respect to each Dividend Period on the Liquidation Amount per share of Designated Preferred Stock, and no more, payable quarterly in arrears on each Dividend Payment Date; and

(ii)           the Initial Dividend Period, on the first such Dividend Payment Date to occur at least twenty (20) calendar days after the Original Issue Date, an amount equal to (A) the Applicable Dividend Rate with respect to the Initial Dividend Period multiplied by (B) the number of days from the Original Issue Date to the last day of the Initial Dividend Period (inclusive) divided by 360.

In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement.  For avoidance of doubt, “payable quarterly in arrears” means that, with respect to any particular Dividend Period, dividends begin accruing on the first day of such Dividend Period and are payable on the first day of the next Dividend Period.

The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of four 90-day quarters, and actual days elapsed over a 90-day quarter.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Issuer on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).  Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designation).

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(c)          Non-Cumulative.  Dividends on shares of Designated Preferred Stock shall be non-cumulative.  If the Board of Directors or any duly authorized committee of the Board of Directors does not declare a dividend on the Designated Preferred Stock in respect of any Dividend Period:

(i)            the holders of Designated Preferred Stock shall have no right to receive any dividend for such Dividend Period, and the Issuer shall have no obligation to pay a dividend for such Dividend Period, whether or not dividends are declared for any subsequent Dividend Period with respect to the Designated Preferred Stock; and

(ii)           the Issuer shall, within five (5) calendar days, deliver to the holders of the Designated Preferred Stock a written notice executed by the Chief Executive Officer and the Chief Financial Officer of the Issuer stating the Board of Directors’ rationale for not declaring dividends.

(d)          Priority of Dividends; Restrictions on Dividends.

(i)            Subject to Sections 3(d)(ii), (iii) and (v) and any restrictions imposed by the Appropriate Federal Banking Agency or, if applicable, the Issuer’s state bank supervisor (as defined in Section 3(r) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(q)), so long as any share of Designated Preferred Stock remains outstanding, the Issuer may declare and pay dividends on the Common Stock, any other shares of Junior Stock, or Parity Stock, in each case only if (A) after giving effect to such dividend the Issuer’s Tier 1 capital would be at least equal to the Tier 1 Dividend Threshold, and (B) full dividends on all outstanding shares of Designated Preferred Stock for the most recently completed Dividend Period have been or are contemporaneously declared and paid.

(ii)           If a dividend is not declared and paid in full on the Designated Preferred Stock in respect of any Dividend Period, then from the last day of such Dividend Period until the last day of the third (3rd) Dividend Period immediately following it, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock; provided, however, that in any such Dividend Period in which a dividend is declared and paid on the Designated Preferred Stock, dividends may be paid on Parity Stock to the extent necessary to avoid any material breach of a covenant by which the Issuer is bound.

(iii)          When dividends have not been declared and paid in full for an aggregate of four (4) Dividend Periods or more, and during such time the Issuer was not subject to a regulatory determination that prohibits the declaration and payment of dividends, the Issuer shall, within five (5) calendar days of each missed payment, deliver to the holders of the Designated Preferred Stock a certificate executed by at least a majority of the Board of Directors stating that the Board of Directors used its best efforts to declare and pay such dividends in a manner consistent with (A) safe and sound banking practices and (B) the directors’ fiduciary obligations.

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 (iv)          Subject to the foregoing and Section 3(e) below and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

 (v)           If the Issuer is not Publicly-Traded, then after the tenth (10th) anniversary of the Original Signing Date, so long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock.

(e)           Special Lending Incentive Fee Related to CPP.  If Treasury held Previously Acquired Preferred Shares immediately prior to the Original Issue Date and the Issuer did not apply to Treasury to redeem such Previously Acquired Preferred Shares prior to December 16, 2010, and if the Issuer’s Supplemental Report with respect to the ninth (9th) Dividend Period reflects an amount of Qualified Small Business Lending that is less than or equal to the Baseline (or if the Issuer fails to timely file a Supplemental Report with respect to the ninth (9th) Dividend Period), then beginning on May 15, 2014 and on all Dividend Payment Dates thereafter ending on April 1, 2016, the Issuer shall pay to the Holders of Designated Preferred Stock, on each share of Designated Preferred Stock, but only out of assets legally available therefor, a fee equal to 0.5% of the Liquidation Amount per share of Designated Preferred Stock (“CPP Lending Incentive Fee”).  All references in Section 3(d) to “dividends” on the Designated Preferred Stock shall be deemed to include the CPP Lending Incentive Fee.

Section 4.              Liquidation Rights.

(a)           Voluntary or Involuntary Liquidation.  In the event of any liquidation, dissolution or winding up of the affairs of the Issuer, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Issuer or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Issuer, subject to the rights of any creditors of the Issuer, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Issuer ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends on each such share (such amounts collectively, the “Liquidation Preference”).

(b)           Partial Payment.  If in any distribution described in Section 4(a) above the assets of the Issuer or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

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(c)           Residual Distributions.  If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Issuer shall be entitled to receive all remaining assets of the Issuer for proceeds thereof) according to their respective rights and preferences.

(d)           Merger, Consolidation and Sale of Assets Is Not Liquidation.  For purposes of this Section 4, the merger or consolidation of the Issuer with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (or cash, securities or other property) of all or substantially all of the assets of the Issuer, shall not constitute a liquidation, dissolution or winding up of the Issuer.

Section 5.              Redemption.

(a)           Optional Redemption.

 (i)          Subject to the other provisions of this Section 5:

(1)
The Issuer, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding; and

(2)
If, after the Signing Date, there is a change in law that modifies the terms of Treasury’s investment in the Designated Preferred Stock or the terms of Treasury’s Small Business Lending Fund program in a materially adverse respect for the Issuer or MoneyTree , as applicable, the Issuer or MoneyTree , as applicable may, after consultation with the Appropriate Federal Banking Agency, redeem all of the shares of Designated Preferred Stock at the time outstanding.

 (ii)         The per-share redemption price for shares of Designated Preferred Stock shall be equal to the sum of:

(1)	the Liquidation Amount per share,

(2)
the per-share amount of any unpaid dividends for the then current Dividend Period at the Applicable Dividend Rate to, but excluding, the date fixed for redemption (regardless of whether any dividends are actually declared for that Dividend Period; and

(3)	the pro rata amount of CPP Lending Incentive Fees for the current Dividend Period.

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The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Issuer or its agent.  Any declared but unpaid dividends for the then current Dividend Period payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b)           No Sinking Fund.  The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions.  Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(c)           Notice of Redemption.  Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Issuer.  Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption.  Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock.  Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility.  Each notice of redemption given to a holder shall state:  (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d)           Partial Redemption.  In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable, but in any event the shares to be redeemed shall not be less than the Minimum Amount.  Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time, subject to the approval of the Appropriate Federal Banking Agency.  If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

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(e)           Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Issuer, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest.  Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Issuer, after which time the holders of the shares so called for redemption shall look only to the Issuer for payment of the redemption price of such shares.

(f)            Status of Redeemed Shares.  Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Issuer shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Section 6.              Conversion.  Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7.              Voting Rights.

(a)           General.  The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b)           Board Observation Rights.  Whenever, at any time or times, dividends on the shares of Designated Preferred Stock have not been declared and paid in full within five (5) Business Days after each Dividend Payment Date for an aggregate of five (5) Dividend Periods or more, whether or not consecutive, the Issuer shall invite a representative selected by the holders of a majority of the outstanding shares of Designated Preferred Stock, voting as a single class, to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors in connection with such meetings; provided, that the holders of the Designated Preferred Stock shall not be obligated to select such a representative, nor shall such representative, if selected, be obligated to attend any meeting to which he/she is invited.  The rights of the holders of the Designated Preferred Stock set forth in this Section 7(b) shall terminate when full dividends have been timely paid on the Designated Preferred Stock for at least four consecutive Dividend Periods, subject to revesting in the event of each and every subsequent default of the character above mentioned.

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(c)           Preferred Stock Directors. Whenever, at any time or times, (i) dividends on the shares of Designated Preferred Stock have not been declared and paid in full within five (5) Business Days after each Dividend Payment Date for an aggregate of six (6) Dividend Periods or more, whether or not consecutive, and (ii) the aggregate liquidation preference of the then-outstanding shares of Designated Preferred Stock is greater than or equal to $25,000,000, the authorized number of directors of the Issuer shall automatically be increased by two and the holders of the Designated Preferred Stock, voting as a single class, shall have the right, but not the obligation, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Issuer’s next annual meeting of stockholders (or, if the next annual meeting is not yet scheduled or is scheduled to occur more than thirty days later, the President of the Company shall promptly call a special meeting for that purpose) and at each subsequent annual meeting of stockholders until full dividends have been timely paid on the Designated Preferred Stock for at least four consecutive Dividend Periods, at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Issuer to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Issuer may then be listed or traded that listed or traded companies must have a majority of independent directors.  Upon any termination of the right of the holders of shares of Designated Preferred Stock to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto.  Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class.  If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the holders of a majority of the outstanding shares of Designated Preferred Stock, voting as a single class, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(d)           Class Voting Rights as to Particular Matters.  So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the written consent of (x) Treasury if Treasury holds any shares of Designated Preferred Stock, or (y) the holders of a majority of the outstanding shares of Designated Preferred Stock, voting as a single class, if Treasury does not hold any shares of Designated Preferred Stock, shall be necessary for effecting or validating:

 (i)           Authorization of Senior Stock.  Any amendment or alteration of the Certificate of Designation for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of any class or series of capital stock of the Issuer ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Issuer;

 (ii)          Amendment of Designated Preferred Stock.  Any amendment, alteration or repeal of any provision of the Certificate of Designation for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(d)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock;

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(iii)         Share Exchanges, Reclassifications, Mergers and Consolidations.  Subject to Section 7(d)(v) below, any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Issuer with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Issuer is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole; provided, that in all cases, the obligations of the Issuer are assumed (by operation of law or by express written assumption) by the resulting entity or its ultimate parent;

(iv)         Certain Asset Sales.  Any sale of all, substantially all, or any material portion of, the assets of the Company, if the Designated Preferred Stock will not be redeemed in full contemporaneously with the consummation of such sale; and

(v)          Holding Company Transactions.  Any consummation of a Holding Company Transaction, unless as a result of the Holding Company Transaction each share of Designated Preferred Stock shall be converted into or exchanged for one share with an equal liquidation preference of preference securities of the Issuer or MoneyTree , as applicable or the Acquiror (the “Holding Company Preferred Stock”).  Any such Holding Company Preferred Stock shall entitle holders thereof to dividends from the date of issuance of such Holding Company Preferred Stock on terms that are equivalent to the terms set forth herein, and shall have such other rights, preferences, privileges and voting powers, and limitations and restrictions thereof that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such conversion or exchange, taken as a whole;

provided, however, that for all purposes of this Section 7(d), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Issuer to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Issuer will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

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(e)            Changes after Provision for Redemption.  No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(d) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(f)            Procedures for Voting and Consents.  The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8.               Restriction on Redemptions and Repurchases.

(a)           Subject to Sections 8(b) and (c), so long as any share of Designated Preferred Stock remains outstanding, the Issuer may repurchase or redeem any shares of Capital Stock (as defined below), in each case only if (i) after giving effect to such dividend, repurchase or redemption, the Issuer’s Tier 1 capital would be at least equal to the Tier 1 Dividend Threshold and (ii) dividends on all outstanding shares of Designated Preferred Stock for the most recently completed Dividend Period have been or are contemporaneously declared and paid (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date).

(b)            If a dividend is not declared and paid on the Designated Preferred Stock in respect of any Dividend Period, then from the last day of such Dividend Period until the last day of the third (3rd) Dividend Period immediately following it, neither the Issuer nor any Issuer Subsidiary shall, redeem, purchase or acquire any shares of Common Stock, Junior Stock, Parity Stock or other capital stock or other equity securities of any kind of the Issuer or any Issuer Subsidiary, or any trust preferred securities issued by the Issuer or any Affiliate of the Issuer (“Capital Stock”), (other than (i) redemptions, purchases, repurchases or other acquisitions of the Designated Preferred Stock and (ii) repurchases of Junior Stock or Common Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset any Share Dilution Amount pursuant to a publicly announced repurchase plan) and consistent with past practice provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount, (iii) the acquisition by the Issuer or any of the Issuer Subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Issuer or any other Issuer Subsidiary), including as trustees or custodians, (iv) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock or trust preferred securities for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case set forth in this clause (iv), solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date by MoneyTree  or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock, (v) redemptions of securities held by the Issuer or any wholly-owned Issuer Subsidiary or (vi) redemptions, purchases or other acquisitions of capital stock or other equity securities of any kind of any Issuer Subsidiary required pursuant to binding contractual agreements entered into prior to (x) if Treasury held Previously Acquired Preferred Shares immediately prior to the Original Issue Date, the original issue date of such Previously Acquired Preferred Shares, or (y) otherwise, the Signing Date).

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(c)           If the Issuer is not Publicly-Traded, then after the tenth (10th) anniversary of the Signing Date, so long as any share of Designated Preferred Stock remains outstanding, no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Issuer or any of its subsidiaries.

Section 9.              No Preemptive Rights.  No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Issuer, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 10.            References to Line Items of Supplemental Reports.  If Treasury modifies the form of Supplemental Report, pursuant to its rights under the Definitive Agreement, and any such modification includes a change to the caption or number of any line item on the Supplemental Report, then any reference herein to such line item shall thereafter be a reference to such re-captioned or re-numbered line item.

Section 11.            Record Holders.  To the fullest extent permitted by applicable law, the Issuer and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Issuer nor such transfer agent shall be affected by any notice to the contrary.

Section 12.            Notices.  All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, in the Charter or Bylaws or by applicable law.  Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 13.           Replacement Certificates.  The Issuer shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Issuer.  The Issuer shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Issuer of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Issuer.

Section 14.            Other Rights.  The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

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ARTICLES OF AMENDMENT
OF
UNITED COMMUNITY BANKS, INC.

1.

The name of the corporation is United Community Banks, Inc.

2.

The Restated Articles of Incorporation, as amended, of the corporation are amended as follows:

(a) Amendment to Article V. Article V of the Restated Articles of Incorporation, as amended, of the corporation is amended by deleting the first paragraph of Article V and replacing it with the following in lieu thereof.

“The corporation shall have authority to issue 500,000,000 shares of common stock, $1.00 par value (the “Common Stock”), 130,000,000 shares of non-voting common stock, $1.00 par value (the “Non-Voting Common Stock”), having the powers, rights, and preferences, and the qualifications, limitations and restrictions thereof, as set forth in Exhibit A attached hereto and 10,000,000 shares of preferred stock, $1.00 par value (the “Preferred Stock”). Subject to the provisions of any applicable law or the Bylaws of the corporation (as from time to time amended) with respect to fixing the record date for the determination of shareholders entitled to vote, and except as otherwise provided by any applicable law or the by the resolution or resolutions of the board of directors providing for the issue of any series of Preferred Stock, the holders of the Common Stock shall have and possess exclusive voting power and rights for the election of directors and for all other purposes, with each share being entitled to one vote.”

(b) Non-Voting Common Stock. The Restated Articles of Incorporation, as amended, of the corporation are amended by adding the powers, rights, and preferences, and the qualifications, limitations, and restrictions thereof, of the Non-Voting Common Stock as set forth in Exhibit A attached hereto.

3.

The amendment was adopted by the board of directors of the corporation at a meeting duly convened and held on March 14, 2011 and duly approved by the shareholders of the corporation on June 16, 2011 in accordance with the provisions of O.C.G.A. § 14-2-1003.

4.

The effective time of these Articles of Amendment is at 5:00 p.m. on the date of filing of these Articles of Amendment.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Restated Articles of Incorporation, as amended, of United Community Banks, Inc. this 17th day of June, 2011.

UNITED COMMUNITY BANKS, INC.
By:	/s/ Rex S. Schuette
	Name:	Rex S. Schuette
	Title:	EVP & CFO

Exhibit A

CERTIFICATE OF DESIGNATION
OF
NON-VOTING COMMON STOCK
OF
UNITED COMMUNITY BANKS, INC.

1. Designation. The shares of such class of non-voting common stock, $1.00 par value, of United Community Banks, Inc. (the “Corporation”) shall be designated “Non-Voting Common Stock” (referred to herein as the “Non-Voting Common Stock”).

2. Authorized Number. The number of shares constituting the Non-Voting Common Stock shall be as set forth in the first paragraph of Article V of the Restated Articles of Incorporation, as amended.

3. Rights. Except as set forth below, the Non-Voting Common Stock shall have the same rights and privileges, share ratably and be identical in all respects to the Common Stock as to all matters. Each share of Non-Voting Common Stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of Non-Voting Common Stock of the Corporation.

4. Voting Rights. The holders of Non-Voting Common Stock shall have no voting rights except as provided herein or required by law. Notwithstanding the foregoing, and in addition to any other vote required by law, the affirmative vote of the holders of a majority of the outstanding shares of Non-Voting Common Stock, voting separately as a class, shall be required to amend, alter or repeal (including by merger, consolidation or otherwise) any provision of these Articles of Amendment that significantly and adversely affects the rights, preferences or privileges of the Non-Voting Common Stock contained herein.

5. Dividends. Subject to preferential dividend rights, if any, applicable to any shares of the Preferred Stock, the holders of Non-Voting Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors on the Common Stock. If a dividend is declared and paid with respect to the Common Stock, then the Board shall declare and pay an equivalent dividend, on a per share basis, to the Non-Voting Common Stock. Likewise, if the Board of Directors declares and pays a dividend on the Non-Voting Common Stock, it shall declare and pay an equivalent dividend, on a per share basis, on the Common Stock. The holders of the Non-Voting Common Stock shall share ratably in any such dividend in proportion to the number of shares of Common Stock and Non-Voting Common Stock held by each such holder. All dividends paid with respect to the Common Stock and Non-Voting Common Stock shall be paid pro rata to the holders of such shares entitled thereto; provided , however , that no dividend payable in Common Stock or rights or warrants to subscribe for Common Stock shall be declared on the Non-Voting Common Stock and no dividend payable in Non-Voting Common Stock or rights or warrants to subscribe for Non-Voting Common Stock shall be declared on the Common Stock, but instead, in the case of such a dividend, each class shall receive such dividend in like stock or rights or warrants to subscribe for like stock.

6. Distributions. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of the Common Stock and the Non-Voting Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of Common Stock and Non-Voting Common Stock held by them.

7. Adjustment. In the event of any stock split, combination or other reclassification of shares of either the Common Stock or the Non-Voting Common Stock, the outstanding shares of the other class shall be proportionately split, combined or reclassified in a similar manner, provided, however, that in any such transaction, only holders of Common Stock shall receive shares of Common Stock and only holders of Non-Voting Common Stock shall receive shares of Non-Voting Common Stock.

8. Conversion.

(a) The Non-Voting Common Stock may be converted into Common Stock in accordance with the provisions of this paragraph 8 by any Convertible Holder following an Approved Transfer (as defined herein). The term “Approved Transfer” means a sale or other transfer (i) to an Affiliate of the holder of the Non-Voting Common Stock to be transferred under common control with such holder’s ultimate parent, general partner or investment advisor but only if the transferee agrees in writing for the benefit of the Corporation to be bound by the terms of that certain Investment Agreement or Subscription Agreement by and between the Corporation and such holder pursuant to which such shares of Non-Voting Common Stock were sold to such holder (the “Investment Agreement”); (ii) in a widely distributed public offering registered pursuant to the Securities Act of 1933, as amended; (iii) to a person that is acquiring at least a majority of the Corporation’s outstanding “voting securities” (as defined in the Bank Holding Company Act of 1956, as amended and any rules or regulations promulgated thereunder) not including any voting securities such person is acquiring from the holder of the Non-Voting Common Stock to be transferred or its Affiliates; or (iv) upon certification by the holder of the Non-Voting Common Stock to be transferred in writing to the Corporation that the such holder believes that the transferee shall not, after giving effect to such transfer, own for purposes of the Bank Holding Company Act of 1956, as amended, or the Change of Bank Control Act of 1978, as amended, and any rules and regulations promulgated thereunder, more than 2% of any class of voting securities of the Corporation outstanding at such time. The term “Affiliate” means, with respect to any person, any person directly or indirectly, controlling, controlled by or under common control with, such other person. “Convertible Holder” means a holder of Non-Voting Common Stock, other than the initial holder of such Non-Voting Common Stock or an Affiliate thereof, who acquires one or more shares of Non-Voting Common Stock in an Approved Transfer.

(b) Conditions of Conversion. Following an Approved Transfer, a Convertible Holder may surrender to the Corporation (at the principal office of the Corporation) a certificate or certificates representing all or part of the Convertible Holder’s shares of Non-Voting Common Stock and in such event each share of Non-Voting Common Stock represented by such certificate or certificates will convert into one share of Common Stock. Except as otherwise provided herein, each conversion of Non-Voting Common Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing such shares of Non-Voting Common Stock to be converted have been surrendered for conversion at the principal office of the Corporation. Notwithstanding any other provision hereof, if a conversion of Non-Voting Common Stock is to be made in connection with a merger, consolidation, reclassification or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property or any dissolution or liquidation, the conversion of any shares of Non-Voting Common Stock may, at the election of the holder thereof, be conditioned upon the consummation of such event or transaction, in which case such conversion shall not be deemed to be effective until such event or transaction has been consummated.

(c) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Non-Voting Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Non-Voting Common Stock. The Corporation shall take all action necessary so that all shares of Common Stock issuable upon conversion of Non-Voting Common Stock will, upon issue, be duly and validly issued, fully paid, and non-assessable, and free from all taxes, liens, charges and encumbrances in respect of the issuance or delivery thereof. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock issuable upon conversion of the Non-Voting Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Non-Voting Common Stock.

9. Mergers, Consolidations, Etc. In the event of any merger, consolidation, reclassification or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, each share of Non-Voting Common Stock will at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that each share of Common Stock would be entitled to receive as a result of such transaction, provided that at the election of such holder, any securities issued with respect to the Non-Voting Common Stock shall be non-voting securities under the resulting corporation’s organizational documents and the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Non-Voting Common Stock then outstanding) and take such actions necessary to ensure that holders of the Non-Voting Common Stock shall retain securities with substantially the same rights and benefits as the Non-Voting Common Stock. Subject to the foregoing, in the event the holders of Common Stock are provided the right to convert or exchange Common Stock for stock or securities, cash and/or any other property, then the holders of the Non-Voting Common Stock shall be provided the same right based upon the number of shares of Common Stock such holders would be entitled to receive if such shares of Non-Voting Common Stock were converted into shares of Common Stock immediately prior to such offering. In the event that the Corporation offers to repurchase shares of Common Stock from its shareholders generally, the Corporation shall offer to repurchase Non-Voting Common Stock pro rata based upon the number of shares of Common Stock such holders would be entitled to receive if such shares were converted into shares of Common Stock immediately prior to such repurchase. In the event of any pro rata subscription offer, rights offer or similar offer to holders of Common Stock, the Corporation shall provide the holders of the Non-Voting Common Stock the right to participate based upon the number of shares of Common Stock such holders would be entitled to receive if such shares were converted into shares of Common Stock immediately prior to such offering; provided that at the election of such holder, any shares issued with respect to the Non-Voting Common Stock shall be issued in the form of Non-Voting Common Stock rather than Common Stock.

10. Notices. At any time notice is provided to the holders of Common Stock, the Corporation shall give written notice to all holders of Non-Voting Common Stock at or prior to such time.

ARTICLES OF AMENDMENT
OF
UNITED COMMUNITY BANKS, INC.

1.

The name of the corporation is United Community Banks, Inc.

2.

In connection with the corporation’s reclassification of its common stock pursuant to which each 1 share of common stock is to be reclassified into one-fifth (1/5) of a share of common stock (so that, conversely, each 5 shares of such common stock is to be reclassified into 1 share of common stock), Section I of the Certificate of Designation of Common Stock Equivalent Junior Preferred Stock of United Community Banks, Inc. is amended by deleting the definition of  “Initial Conversion Rate” therein and replacing it with the following in lieu thereof:

“Initial Conversion Rate” means, for each share of Junior Preferred Stock, twenty (20) shares of Common Stock.

In addition, in connection with such reclassification, the corporation hereby supplements the Certificate of Rights and Preferences of Series C Convertible Preferred Stock of United Community Banks, Inc. as set forth in the Supplemental Certificate of Rights and Preferences attached hereto as Exhibit A ..

3.

Article V of the Restated Articles of Incorporation, as amended, of the corporation is amended by deleting the first paragraph of Article V and replacing it with the following in lieu thereof:

“The corporation shall have authority to issue 100,000,000 shares of common stock, $1.00 par value (the “Common Stock”), 26,000,000 shares of non-voting common stock, $1.00 par value (the “Non-Voting Common Stock”), having the powers, rights and preferences, and the qualifications, limitations and restrictions thereof, as set forth in Exhibit A attached hereto, and 10,000,000 shares of preferred stock, $1.00 par value (the “Preferred Stock”). Subject to the provisions of any applicable law or the Bylaws of the corporation (as from time to time amended) with respect to fixing the record date for the determination of shareholders entitled to vote, and except as otherwise provided by any applicable law or by the resolution or resolutions of the board of directors providing for the issue of any series of Preferred Stock, the holders of the Common Stock shall have and possess exclusive voting power and rights for the election of directors and for all other purposes, with each share being entitled to one vote.”

The amendment to Article V of the Restated Articles of Incorporation, as amended, will result in each 1 share of the corporation’s common stock and each 1 share of the corporation’s non-voting common stock to be reclassified into one-fifth (1/5) of a share of common stock or non-voting common stock, respectively (so that, conversely, each 5 shares of such common stock or non-voting common stock is to be reclassified into 1 share of common stock or non-voting common stock, respectively). The $1.00 par value of the common stock and non-voting common stock will not change as a result of such reclassification.

1

4.

The amendment set for in Section 2 hereof was adopted by the board of directors of the corporation at a meeting duly convened and held on June 16, 2011, and shareholder approval was not required for such amendment pursuant to the Georgia Business Corporation Code.

The amendment set for in Section 3 hereof was adopted by the board of directors of the corporation at a meeting duly convened and held on April 15, 2011 and duly approved by the shareholders of the corporation on June 16, 2011 in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code.

5.

The effective time of these Articles of Amendment is at 5:01 p.m. on the date of the filing of these Articles of Amendment.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Restated Articles of Incorporation, as amended, of United Community Banks, Inc. this 17th day of June, 2011.

UNITED COMMUNITY BANKS, INC.
By:	/s/ Rex S. Schuette
	Name:	Rex S. Schuette
	Title:	EVP & CFO

2

Exhibit A

SUPPLEMENTAL CERTIFICATE OF RIGHTS AND PREFERENCES
OF
SERIES C CONVERTIBLE PREFERRED STOCK
OF
UNITED COMMUNITY BANKS, INC.

Pursuant to the authority vested in the Board of Directors (the “Board”) by the Restated Articles of Incorporation of United Community Banks, Inc. (the “Corporation”), as amended (the “Articles of Incorporation”), the Board does hereby supplement the Certificate of Rights and Preferences of Series C Convertible Preferred Stock of United Community Banks, Inc. (the “Certificate”) by adding the following thereto:

For purposes of clarification, if the Company at any time subdivides or combines (by, as applicable, any stock split, reverse stock split, stock dividend, other reclassification, recapitalization, reorganization or otherwise) the shares of Common Stock and/or Common Stock Equivalent Junior Preferred Stock into a greater or lesser number of shares, as the case may be, then, after the date of record for effecting each such transaction, all measurements and references herein related to Conversion Price and Redemption Price will be proportionately decreased or increased, respectively, and all references to share numbers for such securities herein will be proportionately increased or decreased, respectively, to reflect the effect of any such transaction.

In addition, notwithstanding anything in the Certificate to the contrary, if the Company at any time combines (by any reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock and/or Common Stock Equivalent Junior Preferred Stock into a smaller number of shares, then, after the date of record for effecting each such transaction, all measurements and references herein related to share prices for such securities will be proportionately increased and all references to share numbers for such securities herein will be proportionately decreased.

1

ARTICLES OF AMENDMENT
OF
UNITED COMMUNITY BANKS, INC.

1.

The name of the corporation is United Community Banks, Inc.

2.

The Restated Articles of Incorporation, as amended, of the corporation are amended by adding the powers, rights, and preferences, and the qualifications, limitations, and restrictions thereof, of the Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series F as set forth in Exhibit A attached hereto and Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Non-Voting Stock, Series G as set forth in Exhibit B attached hereto.

3.

The amendment was adopted by the board of directors of the corporation at a meeting duly convened and held on March 14, 2011. Pursuant to O.C.G.A. § 14-2-602 and Article V of the Restated Articles of Incorporation, as amended, of the corporation, shareholder consent was not required.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Restated Articles of Incorporation, as amended, of United Community Banks, Inc. this 29th day of March, 2011.

UNITED COMMUNITY BANKS, INC.
By:	/s/ Rex S. Schuette
	Name:	Rex S. Schuette
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT A

DESIGNATIONS, POWERS, PREFERENCES,

LIMITATIONS, RESTRICTIONS, AND RELATIVE RIGHTS

OF

MANDATORILY CONVERTIBLE CUMULATIVE NON-VOTING PERPETUAL PREFERRED STOCK, SERIES F

OF

UNITED COMMUNITY BANKS, INC.

First: The name of the Corporation is United Community Banks, Inc., a corporation organized and existing under the laws of the State of Georgia (the “Corporation”).

Second: The Restated Articles of Incorporation of the Corporation, as amended, authorize the issuance of 10,000,000 shares of preferred stock, par value $1.00 per share, of the Corporation (“Preferred Stock”) in one or more series, and authorizes the Board of Directors of the Corporation (the “Board of Directors”) to fix by resolution or resolutions the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of the shares of such series.

Third: That the following resolution was duly adopted by the Board of Directors as required by O.C.G.A. § 14-2-602 and Article V of the Restated Articles of Incorporation at a meeting duly convened and held on March 14, 2011, at which a quorum was present and acting throughout.

Resolved, that pursuant to the provisions of the Restated Articles of Incorporation of the Corporation, as amended, and applicable law, a series of Preferred Stock, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

RIGHTS AND PREFERENCES

Section 1. Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series F” (the “Series F Preferred Stock”). The number of shares constituting such series shall be 195,872. The par value of the Series F Preferred Stock shall be $1.00 per share, and the liquidation preference shall be $1,000 per share.

Section 2. Ranking. The Series F Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) on a parity with the Corporation’s Series A Non-Cumulative Preferred Stock, the Fixed Rate Cumulative Perpetual Preferred Stock, Series B, the Series C Fixed Rate Cumulative Perpetual Preferred Stock, the Cumulative Perpetual Preferred Stock, Series D, the Junior Participating Preferred Stock, Series E, the Series G Mandatorily Convertible Perpetual Preferred Stock (the “Series G Preferred Stock”) and with each other class or series of equity securities of the Corporation the terms of which do not expressly provide that such class or series will rank senior or junior to the Series F Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Parity Securities”), and (ii) senior to the Corporation’s common stock, par value $1.00 per share (the “Common Stock”), the Corporation’s non-voting common stock, par value $1.00 per share (the “Non-Voting Common Stock” and, together with the Common Stock, the “Company Common Stock”), and each other class or series of capital stock of the Corporation outstanding or established after the Effective Date by the Corporation the terms of which do not expressly provide that it ranks on a parity with or senior to the Series F Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Junior Securities”). The Corporation has the power to authorize and/or issue additional shares or classes or series of Junior Securities without the consent of the Holders.

Section 3. Definitions. The following initially capitalized terms shall have the following meanings, whether used in the singular or the plural:

(a) “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(b) “Applicable Conversion Price” means the Conversion Price in effect at any given time.

(c) “Articles of Incorporation” means the Restated Articles of Incorporation of the Corporation, as amended.

(d) “As-Converted Dividend” means, with respect to any Dividend Period, the product of (i) the pro forma per share semi-annual Common Stock dividend derived by (A) annualizing the last dividend declared during such Dividend Period on the Common Stock and (B) dividing such annualized dividend by two and (ii) the number of shares of Common Stock into which a share of Series F Preferred Stock would then be convertible (assuming receipt of the Stockholder Approval); provided, however, that for any Dividend Period with respect to which no dividend on the Common Stock has been declared, the As-Converted Dividend shall be $0.00.

(e) “BHC Act” means the Bank Holding Company Act of 1956, as amended.

(f) “BHC Affiliated Person” means, with respect to any Person, its Affiliates which for purposes of this definition include all “affiliates” as defined in the BHC Act or Regulation Y of the Board of Governors of the Federal Reserve.

(g) “Business Day” means any day that is not Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

(h) “Certificate of Designations” means the Articles of Amendment to the Articles of Incorporation, dated March 29, 2011.

(i) “CIBC Act” means the Change in Bank Control Act of 1978, as amended.

(j) “Closing Price” of the Common Stock (or other relevant capital stock or equity interest) on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock (or other relevant capital stock or equity interest) on The NASDAQ Global Select Market on such date. If the Common Stock (or other relevant capital stock or equity interest) is not traded on The NASDAQ Global Select Market on any date of determination, the Closing Price of the Common Stock (or other relevant capital stock or equity interest) on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or if the Common Stock (or other relevant capital stock or equity interest) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock (or other relevant capital stock or equity interest) in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization, or, if that bid price is not available, the market price of the Common Stock (or other relevant capital stock or equity interest) on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

For purposes of this Certificate of Designation, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock (or other relevant capital stock or equity interest) on The NASDAQ Global Select Market shall be such closing sale price and last reported sale price as reflected on the website of The NASDAQ Global Select Market (http://www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of The NASDAQ Global Select Market and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of The NASDAQ Global Select Market shall govern.

(k) “Common Stock” has the meaning set forth in Section 2.

(l) “Company Common Stock” has the meaning set forth in Section 2.

(m) “Conversion Price” means $1.90, subject to adjustment as set forth herein.

(n) “Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(o) “Distributed Property” has the meaning set forth in Section 10(a)(iv).

(p) “Dividend” has the meaning set forth in Section 4(b).

(q) “Dividend Payment Date” has the meaning set forth in Section 4(b).

(r) “Dividend Period” has the meaning set forth in Section 4(c).

(s) “Dividend Rate” means, with respect to any Dividend Period, the sum of (a) the greater of (i) LIBOR and (ii) 2.0% plus (b) 15.0%; provided however if such amount is greater than 18.0%, the Dividend Rate shall be 18.0%.

(t) “Effective Date” means the date on which shares of the Series F Preferred Stock are first issued.

(u) “Exchange Property” has the meaning set forth in Section 11(a).

(v) “Ex-Date”, when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(w) “Holder” means the Person in whose name the shares of the Series F Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of the shares of Series F Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

(x) “Junior Securities” has the meaning set forth in Section 2.

(y) “LIBOR” means, with respect to any Dividend Period, the rate for deposits in U.S. dollars for a three-month period that appears on Bloomberg Screen US0003M Index <GO> page (or other applicable page) as of 11:00 a.m. (London time) on the second London Banking Day preceding the first day of that Dividend Period. If the rate described above does not appear on such Bloomberg Screen page, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Corporation, at approximately 11:00 a.m., London time on the second London Banking Day preceding the first day of that Dividend Period. The Corporation will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two quotations are provided, LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York, New York, selected by the Corporation, at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a three-month period and in a principal amount of not less than $1,000,000. However, if the banks selected by the Corporation to provide quotations are not quoting as described above, LIBOR for that Dividend Period will be the same as LIBOR as determined for the previous Dividend Period, or in the case of the first Dividend Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had the Series F Preferred Stock been outstanding. The establishment of LIBOR will be final and binding in the absence of manifest error.

(z) “Liquidation Preference” means, as to the Series F Preferred Stock, $1,000 per share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series F Preferred Stock).

(aa) “London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

(bb) “Mandatory Conversion Date” means, with respect to the shares of Series F Preferred Stock of any Holder, the second Business Day after which the Corporation has received the Stockholder Approvals (or if a Reorganization Event has theretofore been consummated, the date of consummation of such Reorganization Event) necessary to permit such Holder to convert such shares of Series F Preferred Stock into authorized Common Stock without such conversion resulting in a Violation, provided, however, that if a Mandatory Conversion Date would otherwise occur on or after an Ex-Date for an issuance or distribution that results in an adjustment of the Conversion Price pursuant to Section 10 and on or before the Record Date for such issuance or distribution, such Mandatory Conversion Date shall instead occur on the first calendar day after the Record Date for such issuance or distribution, and provided, further, that if a Mandatory Conversion Date would otherwise occur but such Holder has not received all accrued and unpaid dividends, whether or not declared with respect to any Dividend Period completed prior to such Mandatory Conversion Date, such Mandatory Conversion Date shall instead occur on the first calendar day after such Holder has received all such accrued and unpaid dividends.

(cc) “Non-Voting Common Stock” has the meaning set forth in Section 2.

(dd) “Notice of Mandatory Conversion” has the meaning set forth in Section 9(a).

(ee) “Parity Securities” has the meaning set forth in Section 2.

(ff) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(gg) “Record Date” has the meaning set forth in Section 4(d).

(hh) “Reorganization Event” has the meaning set forth in Section 11(a).

(ii) “Series F Preferred Stock” has the meaning set forth in Section 1.

(jj) “Series G Preferred Stock” has the meaning set forth in Section 2.

(kk) “Stockholder Approvals” means all stockholder approvals necessary to (i) approve the conversion of the Series F Preferred Stock into Common Stock for purposes of Rule 5635 of the Nasdaq Stock Market Rules and (ii) amend the Articles of Incorporation to (A) authorize a number of shares of Non-Voting Common Stock sufficient to permit the full conversion of the Series G Preferred Stock into Non-Voting Common Stock and the issuance of certain additional shares of Non-Voting Common Stock and (B) increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the full conversion of the Series F Preferred Stock and the Non-Voting Common Stock.

(ll) “Trading Day” means a day on which the shares of Common Stock:

(i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

(mm) “Violation” means a violation of the stockholder approval requirements of Rule 5635 of the Nasdaq Stock Market Rules.

(nn) “Voting Securities” has the meaning set forth in the BHC Act and any rules or regulations promulgated thereunder.

Section 4. Dividends. (a) From and after the Effective Date, the Holders shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available therefor, cumulative dividends of the type and in the amounts determined as set forth in this Section 4, and no more.

(b) Commencing on the Effective Date, dividends shall accrue and shall be payable semi-annually in arrears on March 30th and September 30th of each year (each, a “Dividend Payment Date”) or, if any such day is not a Business Day, the next Business Day. Dividends payable pursuant to this Section 4, if, when and as declared by the Board of Directors or a duly authorized committee of the Board of Directors, will be, for each outstanding share of Series F Preferred Stock, payable in cash at an annual rate equal to the Dividend Rate multiplied by the sum of (i) the Liquidation Preference plus (ii) all accrued and unpaid dividends for any prior Dividend Period that are payable on such share of Series F Preferred Stock, payable in cash (such dividend, the “Dividend”); provided that, in the event that the As-Converted Dividend for such Dividend Period is greater than the Dividend, each outstanding share of Series F Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, the As-Converted Dividend rather than the Dividend.

(c) Dividends payable pursuant to Section 4 will be computed on the basis of a 360-day year of twelve 30-day months and, for any Dividend Period greater or less than a full Dividend Period, will be computed on the basis of the actual number of days elapsed in the period divided by 360. The period from the Effective Date to but excluding September 30, 2011 and each period from and including a Dividend Payment Date to but excluding the following Dividend Payment Date is herein referred to as a “Dividend Period”.

(d) Each dividend will be payable to Holders of record as they appear in the records of the Corporation on the applicable record date (each, a “Record Date”), which with respect to dividends payable pursuant to this Section 4, shall be on the fifteenth day of the month immediately prior to the month in which the relevant Dividend Payment Date occurs.

(e) Dividends on the Series F Preferred Stock are cumulative. Such dividends shall begin to accrue and be cumulative from the Effective Date (in the case of the shares of Series F Preferred Stock issued on the Effective Date), shall compound at the relevant rate on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on another dividend unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable semi-annually in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date.

(f) So long as any shares of Series F Preferred Stock remain outstanding, if all dividends payable pursuant to Section 4 on all outstanding shares of the Series F Preferred Stock for any Dividend Period have not been declared and paid, or declared and funds set aside therefor, the Corporation shall not, directly or indirectly, (x) declare or pay dividends with respect to, or make any distributions on, or, directly or indirectly, redeem, purchase or acquire any of its Junior Securities or (y) directly or indirectly, redeem, purchase or acquire any of its Parity Securities, other than, in each case, (i) redemptions, purchases or other acquisitions of Junior Securities or Parity Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment plan, (ii) any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant thereto, (iii) conversions or exchanges of Junior Securities or Parity Securities for Junior Securities or Parity Securities, respectively, and (iv) any purchase of fractional interests in shares of the Corporation’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged. If dividends payable pursuant to Section 4 for any Dividend Payment Date are not paid in full, or declared and funds set aside therefor on the shares of the Series F Preferred Stock and there are issued and outstanding shares of Parity Securities with the same Dividend Payment Date (or, in the case of Parity Securities having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period applicable to such Dividend Payment Date), then all dividends declared on shares of the Series F Preferred Stock and such Parity Securities on such date or dates, as the case may be, shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full semi-annual dividends per share payable on the shares of the Series F Preferred Stock pursuant to Section 4 and all such Parity Securities otherwise payable on such Dividend Payment Date (or, in the case of Parity Securities having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period applicable to such Dividend Payment Date) (subject to such dividends on such Parity Securities having been declared by the Board of Directors out of legally available funds and including, in the case of any such Parity Securities that bear cumulative dividends, all accrued but unpaid dividends) bear to each other. However, the foregoing provisions shall not restrict the ability of any Affiliate of the Corporation to engage in any market making transactions in Junior Securities in the ordinary course of business.

(g) If the Mandatory Conversion Date with respect to any share of Series F Preferred Stock is prior to the Dividend Payment Date applicable to any Dividend Period, the Holder of such share of Series F Preferred Stock will not have the right to receive any dividends on the Series F Preferred Stock with respect to such Dividend Period, provided that this provision shall not affect any rights to receive any accrued but unpaid dividends on the Series F Preferred Stock attributable to any Dividend Period completed prior to the Mandatory Conversion Date.

(h) The Corporation, in satisfaction of its obligation to issue preferred stock under any provision of this Certificate of Designations to any Holder, may, in order to minimize the number of its authorized and unissued shares of preferred stock used for such purpose, issue depositary shares for such preferred stock, with such depositary shares and underlying preferred stock being in such denominations as the Corporation and such Holder shall mutually agree.

Section 5. Liquidation. (a) In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in an amount equal to the greater of (i) the Liquidation Preference per share of Series F Preferred Stock plus an amount equal to any accrued but unpaid dividends, whether or not declared, thereon to and including the date of such liquidation and (ii) the payment or distribution to which such Holders would have been entitled if the Series F Preferred Stock were converted into Common Stock (assuming receipt of the Stockholder Approvals) immediately before such liquidation, dissolution or winding-up, out of assets legally available for distribution to the Corporation’s stockholders, before any distribution of assets is made to the holders of the Company Common Stock or any other Junior Securities. After payment of the full amount of such liquidation distribution, the Holders shall not be entitled to any further participation in any distribution of assets by the Corporation.

(b) In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series F Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c) The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6. Maturity. The Series F Preferred Stock shall be perpetual unless converted in accordance with this Certificate of Designations.

Section 7. Redemptions.

(a) Optional Redemption. The Series F Preferred Stock may not be redeemed by the Corporation prior to December 31, 2015. After December 31, 2015, the Corporation, at its option, may redeem in whole at any time the shares of Series F Preferred Stock at the time outstanding, upon notice given as provided in Section 7(c) below, at a redemption price per share payable in cash equal to the greater of (i) 150.0% of the sum of (A) the Liquidation Preference, plus (B) all accrued and unpaid dividends, whether or not declared, up to, but excluding, the date fixed for redemption and (ii) 125.0% of (A) the number of shares of Common Stock into which a share of Series F Preferred Stock would be convertible on the Trading Day immediately prior to the date fixed for redemption (assuming receipt of Stockholder Approvals) multiplied by (B) the Closing Price of Common Stock on such Trading Day. The redemption price for any shares of Series F Preferred Stock shall be payable on the redemption date to the Holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to a Record Date for a Dividend Period shall not be paid to the Holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Record Date.

(b) No Sinking Fund. The Series F Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series F Preferred Stock will have no right to require redemption of any shares of Series F Preferred Stock.

(c) Notice of Redemption. Notice of every redemption of shares of Series F Preferred Stock shall be given by first class mail, postage prepaid, addressed to the Holders of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption; provided, however, that failure to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series F Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series F Preferred Stock to be so redeemed except as to the Holder to whom the Corporation has failed to give such notice or except as to the Holder to whom notice was defective. Notwithstanding the foregoing, if the Series F Preferred Stock or any depositary shares representing interests in the Series F Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the Holders of Series F Preferred Stock at such time and in any manner permitted by such facility. Each such notice given to a Holder shall state: (1) the redemption date; (2) the number of shares of Series F Preferred Stock to be redeemed; (3) the redemption price (or manner of determination of the redemption price); and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Effectiveness of Redemption. If notice of redemption has been duly given as provided in Section 7(c) and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date unless the Corporation defaults in the payment of the redemption price, in which case such rights shall continue until the redemption price is paid, dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the Holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares. Shares of outstanding Series F Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Section 8. Mandatory Conversion. Effective as of the close of business on the Mandatory Conversion Date with respect to the shares of Series F Preferred Stock of a Holder, all such Holder’s shares of Series F Preferred Stock shall automatically convert into shares of Common Stock as set forth below. The number of shares of Common Stock into which a share of Series F Preferred Stock shall be convertible shall be determined by dividing (i) the Liquidation Preference by (ii) the Applicable Conversion Price (subject to the conversion procedures of Section 9 hereof); provided, that the Series F Preferred Stock shall not convert into Common Stock unless and until all accrued and unpaid dividends, whether or not declared, with respect to any Dividend Period completed prior to the Mandatory Conversion Date (but not with respect to the Dividend Period in which the Mandatory Conversion Date occurs) have been paid in cash to the Holders. Upon conversion, Holders shall receive cash in lieu of fractional shares in accordance with Section 13 hereof.

Section 9. Conversion Procedures.

(a) At least one Business Day prior to the Mandatory Conversion Date with respect to shares of any Holder, the Corporation shall provide notice of such conversion to such Holder (such notice a “Notice of Mandatory Conversion”). In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion with respect to such Holder shall state, as appropriate:

(i) the Mandatory Conversion Date;

(ii) the Applicable Conversion Price;

(iii) the number of shares of Common Stock to be issued upon conversion of each share of Series F Preferred Stock held of record by such Holder and subject to such mandatory conversion;

(iv) if certificates are to be issued, the place or places where certificates for shares of Series F Preferred Stock held of record by such Holder are to be surrendered for issuance of certificates representing shares of Common Stock; and

(v) the amount of accrued and unpaid dividends to be paid in cash on each share of Series F Preferred Stock held of record by such Holder prior to such mandatory conversion.

(b) Effective immediately prior to the close of business on the Mandatory Conversion Date with respect to any shares of Series F Preferred Stock dividends shall no longer be declared on any such shares of Series F Preferred Stock and such shares of Series F Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holder to receive (i) shares of Common Stock issuable upon such mandatory conversion, (ii) any declared and unpaid dividends on such share to the extent provided in Section 4(g) and (iii) any other payments to which such Holder is otherwise entitled pursuant to Section 5, Section 7, Section 8, Section 11 or Section 13 hereof, as applicable.

(c) No allowance or adjustment, except pursuant to Section 4 or Section 10, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date with respect to any share of Series F Preferred Stock. Prior to the close of business on the Mandatory Conversion Date with respect to any share of Series F Preferred Stock, shares of Common Stock issuable upon conversion thereof, or other securities issuable upon conversion of, such share of Series F Preferred Stock shall not be deemed outstanding for any purpose, and the Holder thereof shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding such share of Series F Preferred Stock.

(d) Shares of Series F Preferred Stock duly converted in accordance with this Certificate of Designations, or otherwise reacquired by the Corporation, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance. The Corporation may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series F Preferred Stock; provided, however, that the Corporation shall not take any such action if such action would reduce the authorized number of shares of Series F Preferred Stock below the number of shares of Series F Preferred Stock then outstanding.

(e) The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Series F Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Mandatory Conversion Date with respect thereto. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series F Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation.

(f) On the Mandatory Conversion Date with respect to any share of Series F Preferred Stock, certificates representing shares of Common Stock shall be issued and delivered to the Holder thereof or such Holder’s designee (or, at the Corporation’s option such shares shall be registered in book-entry form) upon presentation and surrender of the certificate evidencing the Series F Preferred Stock to the Corporation and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

Section 10. Anti-Dilution Adjustments.

(a) The Conversion Price shall be subject to the following adjustments:

(i) Stock Dividends and Distributions. If the Corporation pays dividends or other distributions on the Company Common Stock in shares of Company Common Stock, then the Conversion Price in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction:

OS0
OS1

Where,

OS0 = the number of shares of Company Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.

OS1 = the sum of the number of shares of Company Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Company Common Stock constituting such dividend or distribution.

For the purposes of this clause (i), the number of shares of Company Common Stock at the time outstanding shall not include shares acquired by the Corporation. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).

(ii) Subdivisions, Splits and Combination of the Company Common Stock. If the Corporation subdivides, splits or combines the shares of Company Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OS0
OS1

Where,

OS0 = the number of shares of Company Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 = the number of shares of Company Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

For the purposes of this clause (ii), the number of shares of Company Common Stock at the time outstanding shall not include shares acquired by the Corporation. If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Company Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Company Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).

(iii) Issuance of Stock Purchase Rights. If the Corporation issues to all or substantially all holders of the shares of Company Common Stock rights or warrants (other than rights or warrants issued pursuant to a stockholders’ rights plan, a dividend reinvestment plan or share purchase plan or other similar plans, including that certain Tax Benefits Preservation Plan, dated February 22, 2011, as amended, between the Corporation and Illinois Stock Transfer Company) entitling them to subscribe for or purchase the shares of Company Common Stock at less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

OS0 + Y
OS0 + X

Where,

OS0 = the number of shares of Company Common Stock outstanding immediately prior to the Ex-Date for such distribution.

X = the total number of shares of Company Common Stock issuable pursuant to such rights or warrants.

Y = the number of shares of Company Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants.

For the purposes of this clause (iii), the number of shares of Company Common Stock at the time outstanding shall not include shares acquired by the Corporation. The Corporation shall not issue any such rights or warrants in respect of shares of the Company Common Stock acquired by the Corporation. In the event that such rights or warrants described in this clause (iii) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock). To the extent that such rights or warrants are not exercised prior to their expiration or shares of Company Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Company Common Stock actually delivered (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock). In determining the aggregate offering price payable for such shares of Company Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in a reasonable manner by the Board of Directors).

(iv) Debt or Asset Distributions. If the Corporation distributes to all or substantially all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any rights or warrants referred to in clause (iii) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its applicable subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below) (such evidences of indebtedness, shares of capital stock, securities, cash or other assets, the “Distributed Property”), then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 – FMV
SP0

Where,

SP0 = the Current Market Price per share of Common Stock on such date.

FMV = the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as determined in good faith by the Board of Directors.

In a “spin-off”, where the Corporation makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Price will be adjusted on the fifteenth Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such fifteenth Trading Day by the following fraction:

MP0
MP0+ MPs

Where,

MP0 = the average of the Closing Prices of the Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.

MPs = the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).

(v) Cash Distributions. If the Corporation makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (a) any cash dividend on the Common Stock to the extent a corresponding cash dividend pursuant to Section 4 is paid on the Series F Preferred Stock, (b) any cash that is distributed in a Reorganization Event or as part of a “spin-off” referred to in clause (iv) above, (c) any dividend or distribution in connection with the Corporation’s liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries, then in each event, the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 – DIV
SP0

Where,

SP0 = the Closing Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date.

DIV = the amount per share of Common Stock of the cash distribution, as determined pursuant to the introduction to this paragraph (v).

In the event that any distribution described in this clause (v) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Conversion Price which would then be in effect if such distribution had not been declared (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).

(vi) Self Tender Offers and Exchange Offers. If the Corporation or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

OS0 x SP0
AC + (SP0 x OS1)

Where,

SP0 = the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0 = the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1= the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer, giving effect to consummation of the acquisition of all shares validly tendered or exchanged (and not withdrawn) in connection with such tender or exchange.

AC = the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors.

In the event that the Corporation, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock). Except as set forth in the preceding sentence, if the application of this clause (vi) to any tender offer or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer or exchange offer under this clause (vi).

(vii) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on the Mandatory Conversion Date, upon conversion of any shares of the Series F Preferred Stock, Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to the Mandatory Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Corporation had made a distribution to all holders of the Common Stock as described in clause (iii) above, subject to readjustment in the event of the expiration, termination or redemption of such rights (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).

(b) The Corporation may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 10, if the Board of Directors deems it advisable, to avoid or diminish any income tax to holders of the Company Common Stock resulting from any dividend or distribution of shares of Company Common Stock (or issuance of rights or warrants to acquire shares of Company Common Stock) or from any event treated as such for income tax purposes or for any other reason.

(c) (i) All adjustments to the Conversion Price shall be calculated to the nearest 1/10 of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(ii) No adjustment to the Conversion Price shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series F Preferred Stock (including without limitation pursuant to Section 4 hereof), without having to convert the Series F Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Series F Preferred Stock may then be converted.

(iii) The Applicable Conversion Price shall not be adjusted:

(A) upon the issuance of any shares of Company Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Company Common Stock under any such plan;

(B) upon the issuance of any shares of Company Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;

(C) upon the issuance of any shares of Company Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date shares of the Series F Preferred Stock were first issued and not substantially amended thereafter;

(D) for a change in the par value or no par value of Company Common Stock; or

(E) for accrued and unpaid dividends on the Series F Preferred Stock.

(d) Whenever the Conversion Price is to be adjusted in accordance with Section 10(a) or Section 10(b), the Corporation shall: (i) compute the Conversion Price in accordance with Section 10(a) or Section 10(b), taking into account the $0.01 threshold set forth in Section 10(c) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) hereof (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 10(a) or Section 10(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

Section 11. Reorganization Events. (a) In the event that, for so long as any shares of Series F Preferred Stock have not been converted and remain outstanding, there occurs:

(i) any consolidation, merger or other similar business combination of the Corporation with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(iii) any reclassification of the Common Stock into securities including securities other than the Common Stock; or

(iv) any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition);

(any such event specified in this Section 11(a), a “Reorganization Event”); then each share of such Holder’s Series F Preferred Stock outstanding immediately prior to such Reorganization Event shall remain outstanding but shall automatically convert, effective as of the close of business on the Mandatory Conversion Date with respect to the shares of Series F Preferred Stock of such Holder, into the type and amount of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an Affiliate of such counterparty) of the greater of (i) the number of shares of Common Stock into which one share of Series F Preferred Stock would then be convertible assuming the receipt of the Stockholder Approvals and (ii) the number of shares of Common Stock that, if one share of Series F Preferred Stock were converted into such number of shares, would result in the fair market value of the securities, cash and other property receivable in such Reorganization Event by a Holder of such number of shares equaling the Liquidation Preference plus, in each case of clause (i) and (ii) above, all accrued and unpaid dividends, whether or not declared, up to, but excluding such date (such securities, cash and other property, the “Exchange Property”). In the event that a Reorganization Event referenced in Section 11(a) involves common stock as all or part of the consideration being offered in a fixed exchange ratio transaction, the fair market value per share of such common stock shall be determined by reference to the average of the closing prices of such common stock for the ten Trading Day period ending immediately prior to the consummation of such Reorganization Event.

(b) In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Holders shall likewise be allowed to make such an election.

(c) The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Company Common Stock in any such Reorganization Event.

(d) The Corporation (or any successor) shall, within seven days of the consummation of any Reorganization Event, provide written notice to the Holders of such consummation of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.

(e) The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series F Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 11.

Section 12. Voting Rights. (a) Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 12.

(b) So long as any shares of Series F Preferred Stock are outstanding, the vote or consent of the Holders of a majority of the shares of Series F Preferred Stock at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Georgia law;

(i) any amendment, alteration or repeal (including by means of a merger, consolidation or otherwise) of any provision of the Articles of Incorporation (including this Certificate of Designations) or the Corporation’s bylaws that would alter or change the rights, preferences or privileges of the Series F Preferred Stock so as to affect them adversely; or

(ii) any amendment or alteration (including by means of a merger, consolidation or otherwise) of the Corporation’s Articles of Incorporation to authorize, or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Corporation’s capital stock ranking equally with or senior to the Series F Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

provided, however, that the creation and issuance, or an increase in the authorized or issued amount, of any series of preferred stock or any securities convertible into preferred stock ranking junior to the Series F Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Corporation’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect rights, preferences or privileges of the Series F Preferred Stock and, notwithstanding any provision of Georgia law, Holders will have no right to vote solely by reason of such an increase, creation or issuance.

(c) Notwithstanding the foregoing, Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series F Preferred Stock shall have been converted into shares of Common Stock.

Section 13. Fractional Shares.

(a) No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series F Preferred Stock.

(b) In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 8 hereof, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the Mandatory Conversion Date.

(c) If more than one share of the Series F Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series F Preferred Stock so surrendered.

Section 14. Reservation of Common Stock.

(a) Following the receipt of the Stockholder Approvals, the Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Corporation, solely for issuance upon the conversion of shares of Series F Preferred Stock as provided in this Certificate of Designations free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series F Preferred Stock then outstanding. For purposes of this Section 14(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series F Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series F Preferred Stock, as herein provided, shares of Common Stock acquired by the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances.

(c) All shares of Common Stock delivered upon conversion of the Series F Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances.

(d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series F Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on The NASDAQ Global Select Market or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series F Preferred Stock.

Section 15. Replacement Certificates.

(a) The Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Corporation.

(b) The Corporation shall not be required to issue any certificates representing the Series F Preferred Stock on or after the Mandatory Conversion Date. In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the Corporation, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Series F Preferred Stock formerly evidenced by the certificate.

Section 16. Miscellaneous.

(a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Corporation, to its office at 125 Highway 515 East, Blairsville, Georgia 30512 or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation, or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

(b) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series F Preferred Stock or shares of Common Stock or other securities issued on account of Series F Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series F Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series F Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(c) All payments on the shares of Series F Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by applicable law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the holders thereof.

(d) No share of Series F Preferred Stock shall have any rights of preemption whatsoever under this Certificate of Designations as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted.

(e) The shares of Series F Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

(f) The Corporation covenants (1) not to treat the Series F Preferred Stock as preferred stock for purposes of Section 305 of the Internal Revenue Code of 1986, as amended, except as otherwise required by applicable law.

EXHIBIT B

DESIGNATIONS, POWERS, PREFERENCES,
LIMITATIONS, RESTRICTIONS, AND RELATIVE RIGHTS
OF
MANDATORILY CONVERTIBLE CUMULATIVE NON-VOTING PERPETUAL
PREFERRED STOCK, SERIES G
OF
UNITED COMMUNITY BANKS, INC.

First: The name of the Corporation is United Community Banks, Inc., a corporation organized and existing under the laws of the State of Georgia (the “Corporation”).

Second: The Restated Articles of Incorporation of the Corporation, as amended, authorize the issuance of 10,000,000 shares of preferred stock, par value $1.00 per share, of the Corporation (“Preferred Stock”) in one or more series, and authorizes the Board of Directors of the Corporation (the “Board of Directors”) to fix by resolution or resolutions the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of the shares of such series.

Third: That the following resolution was duly adopted by the Board of Directors as required by O.C.G.A. § 14-2-602 and Article V of the Restated Articles of Incorporation at a meeting duly convened and held on March 14, 2011, at which a quorum was present and acting throughout.

Resolved, that pursuant to the provisions of the Restated Articles of Incorporation of the Corporation, as amended, and applicable law, a series of Preferred Stock, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

RIGHTS AND PREFERENCES

Section 1. Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series G” (the “Series G Preferred Stock”). The number of shares constituting such series shall be 151,185. The par value of the Series G Preferred Stock shall be $1.00 per share, and the liquidation preference shall be $1,000 per share.

Section 2. Ranking. The Series G Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) on a parity with the Corporation’s Series A Non-Cumulative Preferred Stock, the Fixed Rate Cumulative Perpetual Preferred Stock, Series B, the Series C Fixed Rate Cumulative Perpetual Preferred Stock, the Cumulative Perpetual Preferred Stock, Series D, the Junior Participating Preferred Stock, Series E, the Series F Mandatorily Convertible Perpetual Preferred Stock and with each other class or series of equity securities of the Corporation the terms of which do not expressly provide that such class or series will rank senior or junior to the Series G Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Parity Securities”), and (ii) senior to the Corporation’s common stock, par value $1.00 per share (the “Common Stock”), the Corporation’s non-voting common stock, par value $1.00 per share (the “Non-Voting Common Stock” and, together with the Common Stock, the “Company Common Stock”), and each other class or series of capital stock of the Corporation outstanding or established after the Effective Date by the Corporation the terms of which do not expressly provide that it ranks on a parity with or senior to the Series G Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Junior Securities”). The Corporation has the power to authorize and/or issue additional shares or classes or series of Junior Securities without the consent of the Holders.

Section 3. Definitions. The following initially capitalized terms shall have the following meanings, whether used in the singular or the plural:

(a) “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(b) “Applicable Conversion Price” means the Conversion Price in effect at any given time.

(c) “Articles of Incorporation” means the Restated Articles of Incorporation of the Corporation, as amended.

(d) “As-Converted Dividend” means, with respect to any Dividend Period, the product of (i) the pro forma per share semi-annual Common Stock dividend derived by (A) annualizing the last dividend declared during such Dividend Period on the Common Stock and (B) dividing such annualized dividend by two and (ii) the number of shares of Non-Voting Common Stock into which a share of Series G Preferred Stock would then be convertible (assuming receipt of the Stockholder Approval and, if applicable, the Regulatory Approval); provided, however, that for any Dividend Period with respect to which no dividend on the Common Stock has been declared, the As-Converted Dividend shall be $0.00.

(e) “BHC Act” means the Bank Holding Company Act of 1956, as amended.

(f) “BHC Affiliated Person” means, with respect to any Person, its Affiliates which for purposes of this definition include all “affiliates” as defined in the BHC Act or Regulation Y of the Board of Governors of the Federal Reserve.

(g) “Business Day” means any day that is not Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

(h) “Certificate of Designations” means the Articles of Amendment to the Articles of Incorporation, dated March 29, 2011.

(i) “CIBC Act” means the Change in Bank Control Act of 1978, as amended.

(j) “Closing Price” of the Common Stock (or other relevant capital stock or equity interest) on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock (or other relevant capital stock or equity interest) on The NASDAQ Global Select Market on such date. If the Common Stock (or other relevant capital stock or equity interest) is not traded on The NASDAQ Global Select Market on any date of determination, the Closing Price of the Common Stock (or other relevant capital stock or equity interest) on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or if the Common Stock (or other relevant capital stock or equity interest) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock (or other relevant capital stock or equity interest) in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization, or, if that bid price is not available, the market price of the Common Stock (or other relevant capital stock or equity interest) on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

For purposes of this Certificate of Designation, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock (or other relevant capital stock or equity interest) on The NASDAQ Global Select Market shall be such closing sale price and last reported sale price as reflected on the website of The NASDAQ Global Select Market (http://www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of The NASDAQ Global Select Market and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of The NASDAQ Global Select Market shall govern.

(k) “Common Stock” has the meaning set forth in Section 2.

(l) “Company Common Stock” has the meaning set forth in Section 2.

(m) “Conversion Price” means $1.90, subject to adjustment as set forth herein.

(n) “Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(o) “Distributed Property” has the meaning set forth in Section 10(a)(iv).

(p) “Dividend” has the meaning set forth in Section 4(b).

(q) “Dividend Payment Date” has the meaning set forth in Section 4(b).

(r) “Dividend Period” has the meaning set forth in Section 4(c).

(s) “Dividend Rate” means, with respect to any Dividend Period, the sum of (a) the greater of (i) LIBOR and (ii) 2.0% plus (b) 15.0%; provided however if such amount is greater than 18.0%, the Dividend Rate shall be 18.0%.

(t) “Effective Date” means the date on which shares of the Series G Preferred Stock are first issued.

(u) “Exchange Property” has the meaning set forth in Section 11(a).

(v) “Ex-Date”, when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(w) “Holder” means the Person in whose name the shares of the Series G Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of the shares of Series G Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

(x) “Junior Securities” has the meaning set forth in Section 2.

(y) “LIBOR” means, with respect to any Dividend Period, the rate for deposits in U.S. dollars for a three-month period that appears on Bloomberg Screen US0003M Index <GO> page (or other applicable page) as of 11:00 a.m. (London time) on the second London Banking Day preceding the first day of that Dividend Period. If the rate described above does not appear on such Bloomberg Screen page, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Corporation, at approximately 11:00 a.m., London time on the second London Banking Day preceding the first day of that Dividend Period. The Corporation will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two quotations are provided, LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York, New York, selected by the Corporation, at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a three-month period and in a principal amount of not less than $1,000,000. However, if the banks selected by the Corporation to provide quotations are not quoting as described above, LIBOR for that Dividend Period will be the same as LIBOR as determined for the previous Dividend Period, or in the case of the first Dividend Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had the Series G Preferred Stock been outstanding. The establishment of LIBOR will be final and binding in the absence of manifest error.

(z) “Liquidation Preference” means, as to the Series G Preferred Stock, $1,000 per share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series G Preferred Stock).

(aa) “London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

(bb) “Mandatory Conversion Date” means, with respect to the shares of Series G Preferred Stock of any Holder, the second Business Day after which the Corporation and/or such Holder, as applicable as to a Holder, has received the Stockholder Approvals (or if a Reorganization Event has theretofore been consummated, the date of consummation of such Reorganization Event) and, if applicable, the Regulatory Approval necessary to permit such Holder to convert such shares of Series G Preferred Stock into authorized Non-Voting Common Stock without such conversion resulting in a Violation or, in the case of the Regulatory Approval, a violation of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, provided, however, that if a Mandatory Conversion Date would otherwise occur on or after an Ex-Date for an issuance or distribution that results in an adjustment of the Conversion Price pursuant to Section 10 and on or before the Record Date for such issuance or distribution, such Mandatory Conversion Date shall instead occur on the first calendar day after the Record Date for such issuance or distribution, and provided, further, that if a Mandatory Conversion Date would otherwise occur but such Holder has not received all accrued and unpaid dividends, whether or not declared, with respect to any Dividend Period completed prior to such Mandatory Conversion Date, such Mandatory Conversion Date shall instead occur on the first calendar day after such Holder has received all such accrued and unpaid dividends.

(cc) “Non-Voting Common Stock” has the meaning set forth in Section 2.

(dd) “Notice of Mandatory Conversion” has the meaning set forth in Section 9(a).

(ee) “Parity Securities” has the meaning set forth in Section 2.

(ff) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(gg) “Record Date” has the meaning set forth in Section 4(d).

(hh) “Regulatory Approval” means, as to any Holder, to the extent applicable and required to permit such Holder to convert such Holder’s shares of Series G Preferred Stock into Non-Voting Common Stock and to own such Non-Voting Common Stock without such Holder being in violation of applicable law, rule or regulation, the receipt of approvals and authorizations of, filings and registrations with or notifications to any governmental authority, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

(ii) “Reorganization Event” has the meaning set forth in Section 11(a).

(jj) “Series G Preferred Stock” has the meaning set forth in Section 1.

(kk) “Stockholder Approvals” means all stockholder approvals necessary to (1) approve the conversion of the Non-Voting Common Stock into Common Stock for purposes of Rule 5635 of the Nasdaq Stock Market Rules, and (2) approve the amendment to the Articles of Incorporation to (i) authorize a number of shares of Non-Voting Common Stock sufficient to permit the full conversion of the Series G Preferred Stock into Non-Voting Common Stock and the issuance of certain additional shares of Non-Voting Common Stock and (ii) increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the full conversion of the Non-Voting Common Stock.

(ll) “Trading Day” means a day on which the shares of Common Stock:

(i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

(mm) “Violation” means a violation of the stockholder approval requirements of Rule 5635 of the Nasdaq Stock Market Rules.

(nn) “Voting Securities” has the meaning set forth in the BHC Act and any rules or regulations promulgated thereunder.

Section 4. Dividends. (a) From and after the Effective Date, the Holders shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available therefor, cumulative dividends of the type and in the amounts determined as set forth in this Section 4, and no more.

(b) Commencing on the Effective Date, dividends shall accrue and shall be payable semi-annually in arrears on March 30th and September 30th of each year (each, a “Dividend Payment Date”) or, if any such day is not a Business Day, the next Business Day. Dividends payable pursuant to this Section 4, if, when and as declared by the Board of Directors or a duly authorized committee of the Board of Directors, will be, for each outstanding share of Series G Preferred Stock, payable in cash at an annual rate equal to the Dividend Rate multiplied by the sum of (i) the Liquidation Preference plus (ii) all accrued and unpaid dividends for any prior Dividend Period that are payable on such share of Series G Preferred Stock, payable in cash (such dividend, the “Dividend”); provided that, in the event that the As-Converted Dividend for such Dividend Period is greater than the Dividend, each outstanding share of Series G Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, the As-Converted Dividend rather than the Dividend.

(c) Dividends payable pursuant to Section 4 will be computed on the basis of a 360-day year of twelve 30-day months and, for any Dividend Period greater or less than a full Dividend Period, will be computed on the basis of the actual number of days elapsed in the period divided by 360. The period from the Effective Date to but excluding September 30, 2011 and each period from and including a Dividend Payment Date to but excluding the following Dividend Payment Date is herein referred to as a “Dividend Period”.

(d) Each dividend will be payable to Holders of record as they appear in the records of the Corporation on the applicable record date (each, a “Record Date”), which with respect to dividends payable pursuant to this Section 4, shall be on the fifteenth day of the month immediately prior to the month in which the relevant Dividend Payment Date occurs.

(e) Dividends on the Series G Preferred Stock are cumulative. Such dividends shall begin to accrue and be cumulative from the Effective Date (in the case of the shares of Series G Preferred Stock issued on the Effective Date), shall compound at the relevant rate on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on another dividend unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable semi-annually in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date.

(f) So long as any shares of Series G Preferred Stock remain outstanding, if all dividends payable pursuant to Section 4 on all outstanding shares of the Series G Preferred Stock for any Dividend Period have not been declared and paid, or declared and funds set aside therefor, the Corporation shall not, directly or indirectly, (x) declare or pay dividends with respect to, or make any distributions on, or, directly or indirectly, redeem, purchase or acquire any of its Junior Securities or (y) directly or indirectly, redeem, purchase or acquire any of its Parity Securities, other than, in each case, (i) redemptions, purchases or other acquisitions of Junior Securities or Parity Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment plan, (ii) any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant thereto, (iii) conversions or exchanges of Junior Securities or Parity Securities for Junior Securities or Parity Securities, respectively, and (iv) any purchase of fractional interests in shares of the Corporation’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged. If dividends payable pursuant to Section 4 for any Dividend Payment Date are not paid in full, or declared and funds set aside therefor on the shares of the Series G Preferred Stock and there are issued and outstanding shares of Parity Securities with the same Dividend Payment Date (or, in the case of Parity Securities having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period applicable to such Dividend Payment Date), then all dividends declared on shares of the Series G Preferred Stock and such Parity Securities on such date or dates, as the case may be, shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full semi-annual dividends per share payable on the shares of the Series G Preferred Stock pursuant to Section 4 and all such Parity Securities otherwise payable on such Dividend Payment Date (or, in the case of Parity Securities having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period applicable to such Dividend Payment Date) (subject to such dividends on such Parity Securities having been declared by the Board of Directors out of legally available funds and including, in the case of any such Parity Securities that bear cumulative dividends, all accrued but unpaid dividends) bear to each other. However, the foregoing provisions shall not restrict the ability of any Affiliate of the Corporation to engage in any market making transactions in Junior Securities in the ordinary course of business.

(g) If the Mandatory Conversion Date with respect to any share of Series G Preferred Stock is prior to the Dividend Payment Date applicable to any Dividend Period, the Holder of such share of Series G Preferred Stock will not have the right to receive any dividends on the Series G Preferred Stock with respect to such Dividend Period, provided that this provision shall not affect any rights to receive any accrued but unpaid dividends on the Series G Preferred Stock attributable to any Dividend Period completed prior to the Mandatory Conversion Date.

(h) The Corporation, in satisfaction of its obligation to issue preferred stock under any provision of this Certificate of Designations to any Holder, may, in order to minimize the number of its authorized and unissued shares of preferred stock used for such purpose, issue depositary shares for such preferred stock, with such depositary shares and underlying preferred stock being in such denominations as the Corporation and such Holder shall mutually agree.

Section 5. Liquidation. (a) In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in an amount equal to the greater of (i) the Liquidation Preference per share of Series G Preferred Stock plus an amount equal to any accrued but unpaid dividends, whether or not declared, thereon to and including the date of such liquidation and (ii) the payment or distribution to which such Holders would have been entitled if the Series G Preferred Stock were converted into Non-Voting Common Stock (assuming receipt of the Stockholder Approvals and, if necessary, Regulatory Approval) immediately before such liquidation, dissolution or winding-up, out of assets legally available for distribution to the Corporation’s stockholders, before any distribution of assets is made to the holders of the Company Common Stock or any other Junior Securities. After payment of the full amount of such liquidation distribution, the Holders shall not be entitled to any further participation in any distribution of assets by the Corporation.

(b) In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series G Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c) The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6. Maturity. The Series G Preferred Stock shall be perpetual unless converted in accordance with this Certificate of Designations.

Section 7. Redemptions.

(a) Optional Redemption. The Series G Preferred Stock may not be redeemed by the Corporation prior to December 31, 2015. After December 31, 2015, the Corporation, at its option, may redeem in whole at any time the shares of Series G Preferred Stock at the time outstanding, upon notice given as provided in Section 7(c) below, at a redemption price per share payable in cash equal to the greater of (i) 150.0% of the sum of (A) the Liquidation Preference, plus (B) all accrued and unpaid dividends, whether or not declared, up to, but excluding, the date fixed for redemption and (ii) 125.0% of (A) the number of shares of Non-Voting Common Stock into which a share of Series G Preferred Stock would be convertible on the Trading Day immediately prior to the date fixed for redemption (assuming receipt of Stockholder Approvals and, if applicable, the Regulatory Approval) multiplied by (B) the Closing Price of Common Stock on such Trading Day. The redemption price for any shares of Series G Preferred Stock shall be payable on the redemption date to the Holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to a Record Date for a Dividend Period shall not be paid to the Holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Record Date.

(b) No Sinking Fund. The Series G Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series G Preferred Stock will have no right to require redemption of any shares of Series G Preferred Stock.

(c) Notice of Redemption. Notice of every redemption of shares of Series G Preferred Stock shall be given by first class mail, postage prepaid, addressed to the Holders of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption; provided, however, that failure to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series G Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series G Preferred Stock to be so redeemed except as to the Holder to whom the Corporation has failed to give such notice or except as to the Holder to whom notice was defective. Notwithstanding the foregoing, if the Series G Preferred Stock or any depositary shares representing interests in the Series G Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the Holders of Series G Preferred Stock at such time and in any manner permitted by such facility. Each such notice given to a Holder shall state: (1) the redemption date; (2) the number of shares of Series G Preferred Stock to be redeemed; (3) the redemption price (or manner of determination of the redemption price); and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Effectiveness of Redemption. If notice of redemption has been duly given as provided in Section 7(c) and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date unless the Corporation defaults in the payment of the redemption price, in which case such rights shall continue until the redemption price is paid, dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the Holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares. Shares of outstanding Series G Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Section 8. Mandatory Conversion. Effective as of the close of business on the Mandatory Conversion Date with respect to the shares of Series G Preferred Stock of a Holder, all such Holder’s shares of Series G Preferred Stock shall automatically convert into shares of Non-Voting Common Stock as set forth below. The number of shares of Non-Voting Common Stock into which a share of Series G Preferred Stock shall be convertible shall be determined by dividing (i) the Liquidation Preference by (ii) the Applicable Conversion Price (subject to the conversion procedures of Section 9 hereof); provided, that the Series G Preferred Stock shall not convert into Non-Voting Common Stock unless and until all accrued and unpaid dividends, whether or not declared, with respect to any Dividend Period completed prior to the Mandatory Conversion Date (but not with respect to the Dividend Period in which the Mandatory Conversion Date occurs) have been paid in cash to the Holders. Upon conversion, Holders shall receive cash in lieu of fractional shares in accordance with Section 13 hereof.

Section 9. Conversion Procedures.

(a) Each Holder shall, promptly upon receipt of each Regulatory Approval applicable to such Holder, if any, provide written notice to the Corporation of such receipt. At least one Business Day prior to the Mandatory Conversion Date with respect to shares of any Holder, the Corporation shall provide notice of such conversion to such Holder (such notice a “Notice of Mandatory Conversion”). In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion with respect to such Holder shall state, as appropriate:

(i) the Mandatory Conversion Date;

(ii) the Applicable Conversion Price;

(iii) the number of shares of Non-Voting Common Stock to be issued upon conversion of each share of Series G Preferred Stock held of record by such Holder and subject to such mandatory conversion;

(iv) if certificates are to be issued, the place or places where certificates for shares of Series G Preferred Stock held of record by such Holder are to be surrendered for issuance of certificates representing shares of Non-Voting Common Stock; and

(v) the amount of accrued and unpaid dividends to be paid in cash on each share of Series G Preferred Stock held of record by such Holder prior to such mandatory conversion.

(b) Effective immediately prior to the close of business on the Mandatory Conversion Date with respect to any shares of Series G Preferred Stock dividends shall no longer be declared on any such shares of Series G Preferred Stock and such shares of Series G Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holder to receive (i) shares of Non-Voting Common Stock issuable upon such mandatory conversion, (ii) any declared and unpaid dividends on such share to the extent provided in Section 4(g) and (iii) any other payments to which such Holder is otherwise entitled pursuant to Section 5, Section 7, Section 8, Section 11 or Section 13 hereof, as applicable.

(c) No allowance or adjustment, except pursuant to Section 4 or Section 10, shall be made in respect of dividends payable to holders of the Non-Voting Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date with respect to any share of Series G Preferred Stock. Prior to the close of business on the Mandatory Conversion Date with respect to any share of Series G Preferred Stock, shares of Non-Voting Common Stock issuable upon conversion thereof, or other securities issuable upon conversion of, such share of Series G Preferred Stock shall not be deemed outstanding for any purpose, and the Holder thereof shall have no rights with respect to the Non-Voting Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Non-Voting Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Non-Voting Common Stock or other securities issuable upon conversion) by virtue of holding such share of Series G Preferred Stock.

(d) Shares of Series G Preferred Stock duly converted in accordance with this Certificate of Designations, or otherwise reacquired by the Corporation, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance. The Corporation may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series G Preferred Stock; provided, however, that the Corporation shall not take any such action if such action would reduce the authorized number of shares of Series G Preferred Stock below the number of shares of Series G Preferred Stock then outstanding.

(e) The Person or Persons entitled to receive the Non-Voting Common Stock and/or cash, securities or other property issuable upon conversion of Series G Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Non-Voting Common Stock and/or securities as of the close of business on the Mandatory Conversion Date with respect thereto. In the event that a Holder shall not by written notice designate the name in which shares of Non-Voting Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series G Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation.

(f) On the Mandatory Conversion Date with respect to any share of Series G Preferred Stock, certificates representing shares of Non-Voting Common Stock shall be issued and delivered to the Holder thereof or such Holder’s designee (or, at the Corporation’s option such shares shall be registered in book-entry form) upon presentation and surrender of the certificate evidencing the Series G Preferred Stock to the Corporation and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

Section 10. Anti-Dilution Adjustments.

(a) The Conversion Price shall be subject to the following adjustments:

(i) Stock Dividends and Distributions. If the Corporation pays dividends or other distributions on the Company Common Stock in shares of Company Common Stock, then the Conversion Price in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction:

OS0
OS1

Where,

OS0 = the number of shares of Company Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.

OS1 = the sum of the number of shares of Company Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Company Common Stock constituting such dividend or distribution.

For the purposes of this clause (i), the number of shares of Company Common Stock at the time outstanding shall not include shares acquired by the Corporation. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared (but giving effect to any intervening adjustments that may have been made with respect to the Series G Preferred Stock).

(ii) Subdivisions, Splits and Combination of the Company Common Stock. If the Corporation subdivides, splits or combines the shares of Company Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OS0
OS1

Where,

OS0 = the number of shares of Company Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 = the number of shares of Company Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

For the purposes of this clause (ii), the number of shares of Company Common Stock at the time outstanding shall not include shares acquired by the Corporation. If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Company Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Company Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced (but giving effect to any intervening adjustments that may have been made with respect to the Series G Preferred Stock).

(iii) Issuance of Stock Purchase Rights. If the Corporation issues to all or substantially all holders of the shares of Company Common Stock rights or warrants (other than rights or warrants issued pursuant to a stockholders’ rights plan, a dividend reinvestment plan or share purchase plan or other similar plans, including that certain Tax Benefits Preservation Plan, dated February 22, 2011, between the Corporation and Illinois Stock Transfer Company) entitling them to subscribe for or purchase the shares of Company Common Stock at less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

OS0 + Y
OS0 + X

Where,

OS0 = the number of shares of Company Common Stock outstanding immediately prior to the Ex-Date for such distribution.

X = the total number of shares of Company Common Stock issuable pursuant to such rights or warrants.

Y = the number of shares of Company Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants.

For the purposes of this clause (iii), the number of shares of Company Common Stock at the time outstanding shall not include shares acquired by the Corporation. The Corporation shall not issue any such rights or warrants in respect of shares of the Company Common Stock acquired by the Corporation. In the event that such rights or warrants described in this clause (iii) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared (but giving effect to any intervening adjustments that may have been made with respect to the Series G Preferred Stock). To the extent that such rights or warrants are not exercised prior to their expiration or shares of Company Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Company Common Stock actually delivered (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock). In determining the aggregate offering price payable for such shares of Company Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in a reasonable manner by the Board of Directors).

(iv) Debt or Asset Distributions. If the Corporation distributes to all or substantially all holders of shares of Company Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any rights or warrants referred to in clause (iii) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its applicable subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below) (such evidences of indebtedness, shares of capital stock, securities, cash or other assets, the “Distributed Property”), then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 – FMV
SP0

Where,

SP0 = the Current Market Price per share of Common Stock on such date.

FMV = the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as determined in good faith by the Board of Directors.

In a “spin-off”, where the Corporation makes a distribution to all holders of shares of Company Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Price will be adjusted on the fifteenth Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such fifteenth Trading Day by the following fraction:

MP0
MP0+ MPs

Where,

MP0 = the average of the Closing Prices of the Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.

MPs = the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared (but after giving effect to any intervening adjustments that may have been made with respect to the Series G Preferred Stock).

(v) Cash Distributions. If the Corporation makes a distribution consisting exclusively of cash to all holders of the Company Common Stock, excluding (a) any cash dividend on the Company Common Stock to the extent a corresponding cash dividend pursuant to Section 4 is paid on the Series G Preferred Stock, (b) any cash that is distributed in a Reorganization Event or as part of a “spin-off” referred to in clause (iv) above, (c) any dividend or distribution in connection with the Corporation’s liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries, then in each event, the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 – DIV
SP0

Where,

SP0 = the Closing Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date.

DIV = the amount per share of Common Stock of the cash distribution, as determined pursuant to the introduction to this paragraph (v).

In the event that any distribution described in this clause (v) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Conversion Price which would then be in effect if such distribution had not been declared (but giving effect to any intervening adjustments that may have been made with respect to the Series G Preferred Stock).

(vi) Self Tender Offers and Exchange Offers. If the Corporation or any of its subsidiaries successfully completes a tender or exchange offer for the Company Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

OS0 x SP0
AC + (SP0 x OS1)

Where,

SP0 = the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0 = the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1= the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer, giving effect to consummation of the acquisition of all shares validly tendered or exchanged (and not withdrawn) in connection with such tender or exchange.

AC = the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors.

In the event that the Corporation, or one of its subsidiaries, is obligated to purchase shares of Company Common Stock pursuant to any such tender offer or exchange offer, but the Corporation, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made (but giving effect to any intervening adjustments that may have been made with respect to the Series G Preferred Stock). Except as set forth in the preceding sentence, if the application of this clause (vi) to any tender offer or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer or exchange offer under this clause (vi).

(vii) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Company Common Stock on the Mandatory Conversion Date, upon conversion of any shares of the Series G Preferred Stock, Holders will receive, in addition to the shares of Non-Voting Common Stock, the rights under the rights plan, unless, prior to the Mandatory Conversion Date, the rights have separated from the shares of Non-Voting Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Corporation had made a distribution to all holders of the Non-Voting Common Stock as described in clause (iii) above, subject to readjustment in the event of the expiration, termination or redemption of such rights (but after giving effect to any intervening adjustments that may have been made with respect to the Series G Preferred Stock).

(b) The Corporation may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 10, if the Board of Directors deems it advisable, to avoid or diminish any income tax to holders of the Company Common Stock resulting from any dividend or distribution of shares of Company Common Stock (or issuance of rights or warrants to acquire shares of Company Common Stock) or from any event treated as such for income tax purposes or for any other reason.

(c) (i) All adjustments to the Conversion Price shall be calculated to the nearest 1/10 of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(ii) No adjustment to the Conversion Price shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series G Preferred Stock (including without limitation pursuant to Section 4 hereof), without having to convert the Series G Preferred Stock, as if they held the full number of shares of Non-Voting Common Stock into which a share of the Series G Preferred Stock may then be converted.

(iii) The Applicable Conversion Price shall not be adjusted:

(A) upon the issuance of any shares of Company Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Company Common Stock under any such plan;

(B) upon the issuance of any shares of Company Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;

(C) upon the issuance of any shares of Company Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date shares of the Series G Preferred Stock were first issued and not substantially amended thereafter;

(D) for a change in the par value or no par value of Company Common Stock; or

(E) for accrued and unpaid dividends on the Series G Preferred Stock.

(d) Whenever the Conversion Price is to be adjusted in accordance with Section 10(a) or Section 10(b), the Corporation shall: (i) compute the Conversion Price in accordance with Section 10(a) or Section 10(b), taking into account the $0.01 threshold set forth in Section 10(c) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) hereof (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 10(a) or Section 10(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

Section 11. Reorganization Events. (a) In the event that, for so long as any shares of Series F Preferred Stock have not been converted and remain outstanding, there occurs:

(i) any consolidation, merger or other similar business combination of the Corporation with or into another Person, in each case pursuant to which the Non-Voting Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation, in each case pursuant to which the Non-Voting Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(iii) any reclassification of the Non-Voting Common Stock into securities including securities other than the Non-Voting Common Stock; or

(iv) any statutory exchange of the outstanding shares of Non-Voting Common Stock for securities of another Person (other than in connection with a merger or acquisition);

(any such event specified in this Section 10(a), a “Reorganization Event”); then each share of such Holder’s Series G Preferred Stock outstanding immediately prior to such Reorganization Event shall remain outstanding but shall automatically convert, effective as of the close of business on the Mandatory Conversion Date with respect to the shares of Series G Preferred Stock of such Holder (with the term “Regulatory Approval” applied for such purpose, as applicable, to the surviving entity in such Reorganization Event and its securities included in the Exchange Property (as defined below)), into the type and amount of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an Affiliate of such counterparty) of the greater of (i) the number of shares of Non-Voting Common Stock into which one share of Series G Preferred Stock would then be convertible assuming the receipt of the Stockholder Approvals and the Regulatory Approval and (ii) the number of shares of Non-Voting Common Stock that, if one share of Series G Preferred Stock were converted into such number of shares, would result in the fair market value of the securities, cash and other property receivable in such Reorganization Event by a Holder of such number of shares equaling the Liquidation Preference plus, in each case of clause (i) and (ii) above, all accrued and unpaid dividends, whether or not declared, up to, but excluding such date (such securities, cash and other property, the “Exchange Property”). In the event that a Reorganization Event referenced in Section 11(a) involves common stock as all or part of the consideration being offered in a fixed exchange ratio transaction, the fair market value per share of such common stock shall be determined by reference to the average of the closing prices of such common stock for the ten Trading Day period ending immediately prior to the consummation of such Reorganization Event.

(b) In the event that holders of the shares of Non-Voting Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Holders shall likewise be allowed to make such an election.

(c) The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Company Common Stock in any such Reorganization Event.

(d) The Corporation (or any successor) shall, within seven days of the consummation of any Reorganization Event, provide written notice to the Holders of such consummation of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.

(e) The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series G Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 11.

Section 12. Voting Rights. (a) Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 12.

(b) So long as any shares of Series G Preferred Stock are outstanding, the vote or consent of the Holders of a majority of the shares of Series G Preferred Stock at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Georgia law;

(i) any amendment, alteration or repeal (including by means of a merger, consolidation or otherwise) of any provision of the Articles of Incorporation (including this Certificate of Designations) or the Corporation’s bylaws that would alter or change the rights, preferences or privileges of the Series G Preferred Stock so as to affect them adversely; or

(ii) any amendment or alteration (including by means of a merger, consolidation or otherwise) of the Corporation’s Articles of Incorporation to authorize, or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Corporation’s capital stock ranking equally with or senior to the Series G Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

provided, however, that the creation and issuance, or an increase in the authorized or issued amount, of any series of preferred stock or any securities convertible into preferred stock ranking junior to the Series G Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Corporation’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect rights, preferences or privileges of the Series G Preferred Stock and, notwithstanding any provision of Georgia law, Holders will have no right to vote solely by reason of such an increase, creation or issuance.

(c) Notwithstanding the foregoing, Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series G Preferred Stock shall have been converted into shares of Non-Voting Common Stock.

Section 13. Fractional Shares.

(a) No fractional shares of Non-Voting Common Stock will be issued as a result of any conversion of shares of Series G Preferred Stock.

(b) In lieu of any fractional share of Non-Voting Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 8 hereof, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the Mandatory Conversion Date.

(c) If more than one share of the Series G Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Non-Voting Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series G Preferred Stock so surrendered.

Section 14. Reservation of Non-Voting Common Stock.

(a) Following the receipt of the Stockholder Approvals, the Corporation shall at all times reserve and keep available out of its authorized and unissued Non-Voting Common Stock or shares acquired by the Corporation, solely for issuance upon the conversion of shares of Series G Preferred Stock as provided in this Certificate of Designations free from any preemptive or other similar rights, such number of shares of Non-Voting Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series G Preferred Stock then outstanding. For purposes of this Section 14(a), the number of shares of Non-Voting Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series G Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder. Following the receipt of the Stockholder Approvals, the Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Corporation, solely for issuance upon the conversion of shares of Non-Voting Common Stock issued upon conversion of the Series G Preferred Stock free from any preemptive or other similar rights, the same number of shares of Common Stock as the number of shares of Non-Voting Common Stock reserved pursuant to the first sentence of this Section 14(a).

(b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series G Preferred Stock, as herein provided, shares of Non-Voting Common Stock acquired by the Corporation (in lieu of the issuance of authorized and unissued shares of Non-Voting Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances.

(c) All shares of Non-Voting Common Stock delivered upon conversion of the Series G Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances.

(d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series G Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) The Corporation hereby covenants and agrees that, if at any time the Non-Voting Common Stock shall be listed on The NASDAQ Global Select Market or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Non-Voting Common Stock shall be so listed on such exchange or automated quotation system, all the Non-Voting Common Stock issuable upon conversion of the Series G Preferred Stock.

Section 15. Replacement Certificates.

(a) The Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Corporation.

(b) The Corporation shall not be required to issue any certificates representing the Series G Preferred Stock on or after the Mandatory Conversion Date. In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the Corporation, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Non-Voting Common Stock pursuant to the terms of the Series G Preferred Stock formerly evidenced by the certificate.

Section 16. Miscellaneous.

(a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Corporation, to its office at 125 Highway 515 East, Blairsville, Georgia 30512 or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation, or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

(b) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series G Preferred Stock or shares of Non-Voting Common Stock or other securities issued on account of Series G Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series G Preferred Stock or Non-Voting Common Stock or other securities in a name other than that in which the shares of Series G Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(c) All payments on the shares of Series G Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by applicable law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the holders thereof.

(d) No share of Series G Preferred Stock shall have any rights of preemption whatsoever under this Certificate of Designations as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted.

(e) The shares of Series G Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

(f) The Corporation covenants (1) not to treat the Series G Preferred Stock as preferred stock for purposes of Section 305 of the Internal Revenue Code of 1986, as amended, except as otherwise required by applicable law.

ARTICLES OF AMENDMENT

OF

UNITED COMMUNITY BANKS, INC.

1.

The name of the corporation is United Community Banks, Inc.

2.

The Restated Articles of Incorporation, as amended, of the corporation are amended by adding the powers, rights, and preferences, and the qualifications, limitations, and restrictions thereof, of the Junior Participating Preferred Stock, Series E as set forth in Exhibit A attached hereto.

3.

The amendment was adopted by the board of directors of the corporation at a meeting duly convened and held on January 17, 2011. Pursuant to O.C.G.A. § 14-2-602 and Article V of the Restated Articles of Incorporation, as amended, of the corporation, shareholder consent was not required.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Restated Articles of Incorporation, as amended, of United Community Banks, Inc. this 22nd day of February, 2011.

UNITED COMMUNITY BANKS, INC.
By:	/s/ Lois J. Rich
	Name:	Lois J. Rich
	Title:	Assistant Corporate Secretary

Exhibit A

DESIGNATIONS, POWERS, PREFERENCES,

LIMITATIONS, RESTRICTIONS, AND RELATIVE RIGHTS

OF

JUNIOR PARTICIPATING PREFERRED STOCK, SERIES E

OF

UNITED COMMUNITY BANKS, INC.

Section 1. Designation And Amount. The shares of such series shall be designated as “Junior Participating Preferred Stock, Series E,” $1.00 par value per share (the “Series E Preferred Stock”), and the number of shares constituting the Series E Preferred Stock shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series E Preferred stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series E Preferred Stock.

Section 2. Dividends And Distributions.

(a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series E Preferred Stock with respect to dividends, the holders of shares of Series E Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for the purpose, dividends in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series E Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) Dividends paid on the shares of Series E Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series E Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series E Preferred Stock shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth, each share of Series E Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series E Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

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(b) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar Stock, or by law, the holders of shares of Series E Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

(c) Except as set forth herein, or as otherwise provided by law, holders of Series E Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Reacquired Shares. Any shares of Series E Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of the Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 5. Liquidation, Dissolution Or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Preferred Stock unless, prior thereto, the holders of shares of Series E Preferred Stock shall have received $100 per share, and any such additional amount such that the holders of shares of Series E Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Preferred Stock, except distributions made ratable on the Series E Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series E Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

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Section 6. Consolidation, Merger, Etc. In case the Company shall enter into any consolidation, merger, combination, or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash, and/or any other property, then in any such case each share of Series E Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash, and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series E Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. No Redemption. The shares of Series E Preferred Stock shall not be redeemable.

Section 8. Rank. The Series E Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Company’s Preferred Stock and shall rank senior to the Common Stock as to such matters.

Section 9. Amendment. The Articles shall not be amended in any manner which would materially alter or change the powers, preferences, or special rights of the Series E Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series E Preferred Stock, voting together as a single class.

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ARTICLES OF AMENDMENT

OF

UNITED COMMUNITY BANKS, INC.

1.

The name of the corporation is United Community Banks, Inc.

2.

The Restated Articles of Incorporation, as amended, of the corporation are amended by adding the powers, rights, and preferences, and the qualifications, limitations, and restrictions thereof, of the Cumulative Perpetual Preferred Stock, Series D as set forth in Exhibit A attached hereto.

3.

The amendment was adopted by the board of directors of the corporation at a meeting duly convened and held on January 17, 2011. Pursuant to O.C.G.A. § 14-2-602 and Article V of the Restated Articles of Incorporation, as amended, of the corporation, shareholder consent was not required.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Restated Articles of Incorporation, as amended, of United Community Banks, Inc. this 22nd day of February, 2011.

UNITED COMMUNITY BANKS, INC.
By:	/s/ Rex S. Schuette
	Name:	Rex S. Schuette
	Title:	Executive Vice President and Chief Financial Officer

Exhibit A

DESIGNATIONS, POWERS, PREFERENCES,

LIMITATIONS, RESTRICTIONS, AND RELATIVE RIGHTS

OF

CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES D

OF

UNITED COMMUNITY BANKS, INC.

Pursuant to the authority vested in the board of directors (the “Board of Directors”) by the Restated Articles of Incorporation of United Community Banks, Inc. (the “Corporation”), as amended (the “Articles of Incorporation”), the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of preferred stock, which shall be designated as Cumulative Perpetual Preferred Stock, Series D (the “Series D Preferred Stock”), consisting of 25,000 shares having the following powers, preferences, participation and other special rights, qualifications, limitations, restrictions and other designations:

Section 1. General Matters. Each share of the Series D Preferred Stock shall be identical in all respects to every other share of the Series D Preferred Stock. The Series D Preferred Stock shall be perpetual, subject to the provisions of Section 5 of this Certificate of Designation. The Series D Preferred Stock shall rank at least equally with all Parity Stock outstanding as of the date hereof (except for any senior series that may be issued following the date hereof with the requisite consent of the holders of the Series D Preferred Stock and any other class or series whose vote is required) and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up of the Corporation.

Section 2. Definitions.

(a) “Applicable Dividend Rate” means a rate per annum equal to (i) the sum of 10.00% minus the three-month United States Dollar London Interbank Offered Rate, (“LIBOR”), as announced and published on February 22, 2011 in The Wall Street Journal plus (ii) the most recently published LIBOR, as announced and published from time to time in The Wall Street Journal, and in effect on the last day of the month preceding the applicable Dividend Period; provided, however, that the initial Applicable Dividend Rate shall be 10.00% and shall continue in effect until May 15, 2011. In the event that more than one LIBOR is published in The Wall Street Journal as of the last day of the month preceding any Dividend Period, the highest LIBOR published will be used.

(b) “Articles of Incorporation” has the meaning set forth in the preamble.

(c) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(d) “Bylaws” means the Amended and Restated Bylaws of the Corporation, as they may be further amended from time to time.

(e) “Certificate of Designation” means this Certificate of Designation or comparable instrument relating to the Series D Preferred Stock, as it may be amended from time to time.

(f) “Closing Date” means the date on which the closing of the issuances occurs.

(g) “Common Stock” means the common stock, $1.00 par value per share, of the Corporation.

(h) “Corporation” has the meaning set forth in the preamble.

(i) “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

(j) “Dividend Period” has the meaning set forth in Section 3(a).

(k) “Dividend Record Date” has the meaning set forth in Section 3(a).

(l) “Junior Stock” means Common Stock and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to the Series D Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.

(m) “Liquidation Amount” means $1,000.00 per share of the Series D Preferred Stock.

(n) “Liquidation Preference” has the meaning set forth in Section 4(a).

(o) “Parity Stock” means any class of capital stock or series of stock of the Corporation (other than the Series D Preferred Stock) the terms of which expressly provide that such class or series will rank on senior or junior to the Series D Preferred Stock as to dividend rights and/or as to rights upon the liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

(p) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series D Preferred Stock.

(q) “Share Dilution Amount” has the meaning set forth in Section 3(b).

Section 3. Dividends.

(a) Rate. Holders of the Series D Preferred Stock shall be entitled to receive, on each share of the Series D Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at the Applicable Dividend Rate on (i) the Liquidation Amount per share of the Series D Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of the Series D Preferred Stock, if any. Dividends shall begin to accrue and be cumulative from the Closing Date and shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date), in each case whether or not declared, and shall be payable quarterly in arrears on each Dividend Payment Date, commencing May 15, 2011. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period,” provided that the initial Dividend Period shall be the period from and including the Closing Date to, but excluding, May 15, 2011.

Dividends that are payable on the Series D Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on the Series D Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on the Series D Preferred Stock on any Dividend Payment Date will be payable to holders of record of the Series D Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of the Series D Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series D Preferred Stock as specified in this Section 3 (subject to the other provisions of this Certificate of Designation).

(b) Priority of Dividends. So long as any share of the Series D Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of the Series D Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of the Series D Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a broker-dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Closing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Closing Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon the Series D Preferred Stock and any shares of Parity Stock, all dividends declared on the Series D Preferred Stock and/or all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of the Series D Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of the Series D Preferred Stock shall not be entitled to participate in any such dividends.

Section 4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of the Series D Preferred Stock shall be entitled to receive for each share of the Series D Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to the Series D Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).

(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of the Series D Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with the Series D Preferred Stock as to such distribution, holders of the Series D Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of the Series D Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with the Series D Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of the Series D Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation, but only to the extent that the holders of the Series D Preferred Stock receive in such transaction an amount equal to at least the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount).

Section 5. Redemption.

(a) Optional Redemption. The Series D Preferred Stock may not be redeemed prior to either (i) the third anniversary of the Closing Date or (ii) September 30, 2014, as determined by the Board of Directors in its sole discretion (the “Optional Redemption Date”). On or after the Optional Redemption Date, the Corporation, at its option may redeem, in whole but not in part, at any time, out of funds legally available therefor, shares of the Series D Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether dividends are actually declared) to, but excluding, the date fixed for redemption.

The redemption price for any shares of the Series D Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent, or for uncertificated shares that are issued in book-entry form on the books of the Corporation, against surrender on the books of the Corporation in accordance with the Corporation’s applicable direct registration system. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b) No Sinking Fund. The Series D Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of the Series D Preferred Stock will have no right to require redemption or repurchase of any shares of the Series D Preferred Stock.

(c) Notice of Redemption. Notice of every redemption of shares of the Series D Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series D Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series D Preferred Stock. Notwithstanding the foregoing, if shares of the Series D Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of the Series D Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of the Series D Preferred Stock to be redeemed; (3) the redemption price; and (4) the place or places where certificates for any such shares issued in certificated form are to be surrendered for payment of the redemption price.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(e) Status of Redeemed Shares. Shares of the Series D Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of the Series D Preferred Stock may be reissued only as shares of any series of Preferred Stock other than the Series D Preferred Stock).

Section 6. Conversion. Holders of the Series D Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7. Voting Rights.

(a) General. The holders of the Series D Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law. In exercising the voting rights set forth below, each holder shall be entitled to one vote for each share of the Series D Preferred Stock held by such holder.

(b) Class Voting Rights as to Particular Matters. So long as any shares of the Series D Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Articles of Incorporation, the vote or consent of the holders of at least a majority of the shares of the Series D Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designation for the Series D Preferred Stock or the Articles of Incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to the Series D Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of the Series D Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Series D Preferred Stock or the Articles of Incorporation (including, unless no vote on such merger or consolidation is required by Section 7(b)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to materially and adversely affect the rights, preferences, privileges or voting powers of the Series D Preferred Stock; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series D Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of the Series D Preferred Stock remain outstanding (and there shall not have been any adverse effect to the rights, privileges, preferences or otherwise of such Series D Preferred Stock) or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, are securities in an issuer with a credit rating of at least as high a quality as the credit rating of the Corporation on the date immediately prior to the consummation of such transaction and further have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are at least as favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series D Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(b), any increase in the amount of the authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to the Series D Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Series D Preferred Stock.

(c) Changes after Provision for Redemption. No vote or consent of the holders of the Series D Preferred Stock shall be required pursuant to Section 7(b) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Series D Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(d) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of the Series D Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which the Series D Preferred Stock is listed or traded at the time.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series D Preferred Stock may deem and treat the record holder of any share of the Series D Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of the Series D Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or recognized courier service, if given by electronic mail or if given in such other manner as may be permitted in this Certificate of Designations, in the Articles of Incorporation or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of the Series D Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of the Series D Preferred Stock in any manner permitted by such facility.

Section 10. No Preemptive Rights. No share of the Series D Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 12. Other Rights. The shares of the Series D Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

CERTIFICATE OF RIGHTS AND PREFERENCES

OF

SERIES C CONVERTIBLE PREFERRED STOCK

OF

UNITED COMMUNITY BANKS, INC.

April 1, 2010

Pursuant to Section 14-2-602 of the Georgia Business Corporation Code and Article V of the Restated Articles of Incorporation, as amended, of United Community Banks, Inc., a corporation organized and existing under the laws of the State of Georgia (the “Company”), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Company effective as of March 26, 2010 pursuant to authority conferred upon the Board of Directors by the Restated Articles of Incorporation of the Company, as amended, which authorize the issuance of up to Ten Million (10,000,000) shares of preferred stock, par value $1.00 per share.

RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of the Company and pursuant to the provisions of the Articles of Incorporation, the Board of Directors hereby creates a series of preferred stock, herein designated and authorized as the Series C Convertible Preferred Stock, par value $1.00 per share, which shall consist of Sixty-Five Thousand (65,000) of the shares of preferred stock which the Company now has authority to issue, and the Board of Directors hereby fixes the powers, designations and preferences and the relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof as follows:

1. Number. The number of shares constituting the Series C Convertible Preferred Stock shall be Sixty-Five Thousand (65,000), all of which are issuable solely under the Agreement.

2. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

“Acquiring Person” has the meaning set forth in the Agreement.

“Acquisition Consideration” is defined in Section 6(f)(iii)(C).

“Agreement” means the Securities Purchase Agreement dated as of April 1, 2010, by and between the Company and Fletcher pursuant to which Sixty-Five Thousand (65,000) shares of Series C Preferred Stock and a warrant are to be issued by the Company, including all schedules, annexes and exhibits thereto, and as such agreement may be amended from time to time.

“Articles of Incorporation” means the Restated Articles of Incorporation of the Company, as amended.

“Board” means the Board of Directors of the Company.

“Business Day” means any day on which the Common Stock may be traded on the Nasdaq, or if not admitted for trading on the Nasdaq, on any day other than a Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, limited partnership, limited liability company or other equity interests of such Person.

“Certificate of Rights and Preferences” means this Certificate of Rights and Preferences of the Series C Preferred Stock.

“Change of Control” has the meaning set forth in the Agreement.

“Change of Control Notice” is defined in Section 6(f)(i).

“Common Stock Equivalent Junior Preferred Stock” means the Company’s Common Stock Equivalent Junior Preferred Stock, par value $1.00 per share, issuable pursuant to Section 6 of the Agreement, and any Capital Stock for or into which such Common Stock Equivalent Junior Preferred Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to a Change of Control (or, at the election of the Holder, the Capital Stock of any Acquiring Person from and after the consummation of a Change of Control).

“Common Stock” means the Company’s common stock, par value $1.00 per share, and any Capital Stock for or into which such common stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to a Change of Control (or, at the election of the Holder, the Capital Stock of any Acquiring Person from and after the consummation of a Change of Control).

“Company” means United Community Banks, Inc., a Georgia corporation (or any Acquiring Person from and after the consummation of a Change of Control).

“Contingent Notice” is defined in Section 6(f)(iii).

“Conversion Closing Date” is defined in Section 6(a)(i).

“Conversion Notice” is defined in Section 6(a)(i).

“Conversion Notice Date” is defined in Section 6(a)(i).

“Conversion Price” means Six Dollars and Two Cents ($6.02), subject to adjustment as set forth herein.

“Conversion Stock Amount” is defined in Section 6(a)(ii).

“Daily Market Price” has the meaning set forth in the Agreement.

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“Dividend Payment Date” is defined in Section 3(a).

“Dividend Period” is defined in Section 3(a).

“Dividend Rate” means (i) prior to receipt of the Stockholder Consent, a rate equal to One Thousand Dollars ($1,000) per share multiplied by the lesser of (a) twelve percent (12%) per annum and (b) the sum of the three (3)-month London Interbank Offer Rate (LIBOR) determined as of the first day of the Dividend Period (or if the first day of the Dividend Period is not a Business Day, then the first Business Day after the first day of the Dividend Period) plus eight percent (8%) per annum, subject to Section 3(c); and (ii) after receipt of the Stockholder Consent, a rate equal to One Thousand Dollars ($1,000) per share multiplied by the lesser of (a) eight percent (8%) per annum and (b) the sum of the three (3)-month London Interbank Offer Rate (LIBOR) determined as of the first day of the Dividend Period (or if the first day of the Dividend Period is not a Business Day, then the first Business Day after the first day of the Dividend Period) plus four percent (4%) per annum, subject to Section 3(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fletcher” means Fletcher International, Ltd. a company domiciled in Bermuda, together with its successors.

“Holder” shall mean Fletcher and any one or more Persons to whom Fletcher sells, exchanges, transfers, assigns, gives, pledges, encumbers, hypothecates, alienates or distributes, whether directly or indirectly, any or all the Series C Preferred Stock or all or any portion of the right to purchase the Series C Preferred Stock under the Agreement.

“Investment Period” has the meaning set forth in the Agreement.

“Issue Date” means with respect to any shares of Series C Preferred Stock the original date of issuance of such shares of Series C Preferred Stock.

“Junior Securities” means Capital Stock that, with respect to dividends and distributions upon Liquidation, ranks junior to the Series C Preferred Stock, including but not limited to Common Stock, Common Stock Equivalent Junior Preferred Stock and any other class or series of Capital Stock issued by the Company or any Subsidiary of the Company on or after the date of the Agreement, but excluding any Parity Securities and Senior Securities issued (i) to Fletcher or its authorized assignees under the Agreement, (ii) with the approval of the Holders of a Majority of the Series C Preferred Stock or (iii) upon the conversion, redemption or exercise of securities described in clause (i) or (ii) in accordance with the terms thereof.

“Liquidation” means the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided, however, that a consolidation, merger or share exchange shall not be deemed a Liquidation, nor shall a sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets, which does not involve a distribution by the Company of cash or other property to the holders of Common Stock and Common Stock Equivalent Junior Preferred Stock, be deemed to be a Liquidation.

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“Liquidation Preference” is defined in Section 4.

“Majority of the Series C Preferred Stock” means more than fifty percent (50%) of the then outstanding shares of Series C Preferred Stock.

“Maximum Number” has the meaning set forth in the Agreement.

“Nasdaq” has the meaning set forth in the Agreement.

“Ordinary Cash Dividend” means all quarterly cash dividends out of capital surplus or retained earnings legally available therefore (determined in accordance with generally accepted accounting principles, consistently applied), in an amount and frequency consistent with past practice.

“Parent” means, as to any Acquiring Person, any Person that (i) controls the Acquiring Person directly or indirectly through one or more intermediaries, (ii) is required to include the Acquiring Person in the consolidated financial statements contained in such Parent’s Annual Report on Form 10-K (if the Parent is required to file such a report) or would be required to so include the Acquiring Person in such Parent’s consolidated financial statements if they were prepared in accordance with U.S. generally accepted accounting principles and (iii) is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries).

“Parity Securities” means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, is pari passu with the Series C Preferred Stock.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Preferred Stock” means the Company’s preferred stock authorized pursuant to the provisions of the Articles of Incorporation.

“Prevailing Market Price” means, with respect to any reference date, the average of the Daily Market Prices of the Common Stock (or, for purposes of determining the Prevailing Market Price of the common stock of an Acquiring Person or its Parent under Section 6(f), the common stock of such Acquiring Person or such Parent) for the twenty-five (25) Business Days ending on and including the third (3rd) Business Day before such reference date.

“Redemption Closing Date” is defined in Section 6(b)(i).

“Redemption Notice” is defined in Section 6(b)(i).

“Redemption Price” means Five Dollars and Twenty-Five Cents ($5.25), subject to adjustment as set forth herein.

“Redemption Stock Amount” is defined in Section 6(b)(ii).

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“Restatement” has the meaning set forth in the Agreement.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Senior Securities” means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, ranks senior to the Series C Preferred Stock.

“Series C Preferred Stock” means the Series C Convertible Preferred Stock of the Company or successor as contemplated by Section 6(f).

“Stated Value” is an amount equal to One Thousand Dollars ($1,000) per share of Series C Preferred Stock plus (x) any unpaid dividends on the Series C Preferred Stock (as of the date of determination, which for purposes of Sections 6(a) and 6(b) shall be the Conversion Closing Date and Redemption Closing Date, respectively), whether or not declared and whether or not earnings are available in respect of such dividends (i.e., the Stated Value shall increase in each Dividend Period by the Dividend Rate if and to the extent that dividends for such Dividend Period are not declared and paid by the respective Dividend Payment Date) and (y) any unpaid dividends declared on the Common Stock and Common Stock Equivalent Junior Preferred Stock in an amount equal to the product of (A) the per-share dividend other than the Ordinary Cash Dividend paid on Common Stock and Common Stock Equivalent Junior Preferred Stock multiplied by (B) the number of shares of Common Stock and/or the number of one-hundredths of a share of Common Stock Equivalent Junior Preferred Stock issuable upon redemption or conversion (whichever number of shares is greater) of a share of Series C Preferred Stock on the date such dividend is declared on the Common Stock and Common Stock Equivalent Junior Preferred Stock. In the event the Company shall declare a distribution on the Common Stock and Common Stock Equivalent Junior Preferred Stock payable in securities or property other than cash, the value of such securities or property will be the fair market value. Any securities shall be valued as follows: (i) if traded on a national securities exchange (as defined in the Exchange Act), the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the twenty-five (25) Business Day period ending three (3) calendar days prior to such declaration; (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty-five (25) Business Day period ending three (3) calendar days prior to such declaration; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board.

“Stockholder Consent” has the meaning set forth in the Agreement.

“Stockholder Consent Date” has the meaning set forth in the Agreement.

“Subsidiary” of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a least a majority ownership interest.

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The foregoing definitions will be equally applicable to both the singular and plural forms of the defined terms.

3. Dividends and Distributions.

(a) Holders shall be entitled to receive out of the assets of the Company legally available for that purpose, cash dividends at the Dividend Rate to be paid in accordance with the terms of this Section 3. In addition, Holders for each share of Series C Preferred Stock then owned by such Holder shall be entitled to receive out of the assets of the Company legally available for that purpose, dividends or other distributions declared on the Common Stock and Common Stock Equivalent Junior Preferred Stock in the same form as such dividends or distributions in an amount equal to the product of (x) the amount of any per-share dividend or distribution other than the Ordinary Cash Dividends paid on the Common Stock and Common Stock Equivalent Junior Preferred Stock multiplied by (y) the number of shares of Common Stock and/or the number of one-hundredths of a share of Common Stock Equivalent Junior Preferred Stock issuable upon redemption or conversion (whichever number of shares is greater) of a share of the Series C Preferred Shares on the date such dividend is declared, to be paid in accordance with the terms of this Section 3. Such dividends shall be payable quarterly in arrears, when and as declared by the Board (or a duly appointed committee of directors), on April 15, July 15, October 15 and January 15 of each year commencing on April 15, 2010 and, in the case of dividends resulting from dividends or distributions declared on Common Stock and Common Stock Equivalent Junior Preferred Stock, no later than the date on which such dividends or distributions are paid to holders of the Common Stock and Common Stock Equivalent Junior Preferred Stock (each such date being herein referred to as a “Dividend Payment Date”). The period from the Issue Date to March 31, 2010, and each quarterly period between consecutive Dividend Payment Dates shall hereinafter be referred to as a “Dividend Period.” The dividend for any Dividend Period for any share of Series C Preferred Stock that is not outstanding on every calendar day of the Dividend Period shall be prorated based on the number of calendar days such share was outstanding during the period. Each such dividend shall be paid to the Holders of record of the Series C Preferred Stock as their names appear on the share register of the Company on the Dividend Payment Date. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date (including, without limitation, for purposes of computing the Stated Value of any shares of Series C Preferred Stock in connection with the conversion or redemption thereof or any Liquidation of the Company), to Holders of record on a date designated by the Board, not exceeding thirty (30) calendar days preceding the payment date thereof, as may be fixed by the Board. For purposes of determining the amount of dividends accrued as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the Dividend Rate for the actual number of calendar days elapsed from and including the Issue Date (in case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date (in case of any other date) to the date as of which such determination is to be made, based on a three hundred sixty five (365) day year.

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(b) So long as any shares of the Series C Preferred Stock shall be outstanding, (i) the Company shall not and shall not allow its Subsidiaries (other than direct or indirect wholly-owned Subsidiaries) to declare or pay any dividend whatsoever, whether in cash, property or otherwise, set aside any cash or property for the payment of any dividends, or make any other distribution on any Junior Securities or Parity Securities and (ii) the Company shall not and shall not allow its Subsidiaries to repurchase, redeem or otherwise acquire for value or set aside any cash or property for the repurchase or redemption of any Junior Securities or Parity Securities, unless in each such case all dividends to which the Holders of the Series C Preferred Stock shall have been entitled to receive for all previous Dividend Periods shall have been paid and dividends on the Series C Preferred Stock for the subsequent four Dividend Periods shall have been designated and set aside in cash.

(c) Notwithstanding anything herein to the contrary, whenever, at any time or times after the Company has obtained the approval of the stockholders of the Company to increase the authorized number of shares of Common Stock, the Company shall fail to redeem any Series C Preferred Stock by the date it is obligated to do so under Section 6(b) hereof and such failure is ongoing, then (x) the Dividend Rate with respect to such Series C Preferred Stock that is subject to such redemption shall mean a rate equal to twenty two percent (22%) per annum times the Stated Value until such date that the failure to redeem no longer exists.

(d) The Company shall be entitled to deduct and withhold from any dividend on the Series C Preferred Stock such amounts as the Company is required to deduct and withhold with respect to such dividend under the Internal Revenue Code of 1986, as amended, or any other provision of state, local or foreign tax law.

4. Liquidation Preference. In the event of any Liquidation, after payment or provision for payment by the Company of the debts and other liabilities of the Company and the liquidation preference of any Senior Securities that rank senior to the Series C Preferred Stock with respect to distributions upon Liquidation, each Holder shall be entitled to receive an amount in cash for each share of the then outstanding Series C Preferred Stock held by such Holder equal to the greater of (a) the Stated Value per share to and including the date full payment is tendered to the Holders with respect to such Liquidation and (b) the amount the Holders would have received if the Holders had converted all outstanding shares of Series C Preferred Stock into Common Stock and/or Common Stock Equivalent Junior Preferred Stock in accordance with the provisions of Section 6(a) hereof or redeemed all outstanding shares of Series C Preferred Stock into Common Stock and/or Common Stock Equivalent Junior Preferred Stock under Section 6(b) hereof (whichever is

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greater), in each case as of the Business Day immediately preceding the date of such Liquidation (such greater amount being referred to herein as the “Liquidation Preference”), before any distribution shall be made to the holders of any Junior Securities (and any Senior Securities or Parity Securities that, with respect to distributions upon Liquidation, rank junior to the Series C Preferred Stock) upon the Liquidation of the Company. In case the assets of the Company available for payment to the Holders are insufficient to pay the full Liquidation Preference on all outstanding shares of the Series C Preferred Stock and all outstanding shares of Parity Securities and Senior Securities that, with respect to distributions upon Liquidation, are pari passu with the Series C Preferred Stock in the amounts to which the holders of such shares are entitled, then the entire assets of the Company available for payment to the Holders and to the holders of such Parity Securities and Senior Securities shall be distributed ratably among the Holders of the Series C Preferred Stock and the holders of such Parity Securities and Senior Securities, based upon the aggregate amount due on such shares upon Liquidation. Written notice of any Liquidation of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by facsimile and overnight delivery not less than ten (10) calendar days prior to the payment date stated therein, to the Holders of record of the Series C Preferred Stock, if any, at their respective addresses as the same shall appear on the books of the Company.

5. Voting Rights. The Holders shall have the following voting rights with respect to the Series C Preferred Stock:

(a) Each share of Series C Preferred Stock shall entitle the holder thereof to the voting rights specified in Section 5(b) and no other voting rights except as required by law.

(b) The consent of the Holders of at least a Majority of the Series C Preferred Stock, voting separately as a single class with one vote per share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Holders called for the purpose, shall be necessary to amend, alter or repeal, by way of merger or otherwise, any of the provisions of the Articles of Incorporation, including the Certificate of Rights and Preferences, or Bylaws of the Company so as to significantly and adversely affect any of the rights or preferences of the Holders of the Series C Preferred Stock. Without limiting the generality of the preceding sentence, such change includes any action that would:

(i) Reduce the Dividend Rate on the Series C Preferred Stock or defer the date from which dividends will accrue, or cancel accrued and unpaid dividends, or change the relative seniority rights of the holders of Series C Preferred Stock as to the payment of dividends in relation to the holders of any other Capital Stock of the Company;

(ii) Reduce the amount payable to the holders of the Series C Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of the Series C Preferred Stock to the rights upon liquidation of the holders of any other Capital Stock of the Company;

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(iii) Make the Series C Preferred Stock redeemable at the option of the Company;

(iv) Authorize, create or issue any shares of Senior Securities (or amend the provisions of any existing class of Capital Stock to make such class of Capital Stock a class of Senior Securities); or

(v) Decrease (other than by redemption or conversion) the total number of authorized shares of Series C Preferred Stock.

6. Conversion and Redemption.

(a) Procedure for Conversion at the Option of the Company.

(i) General. Subject to Section 6(c) hereof, on or after the three year anniversary of the Stockholder Consent Date, on any date on which the Prevailing Market Price exceeds the Conversion Price by one hundred and fifty percent (150%) or more, the Company shall have the option to convert all, but not less than all, of the then outstanding shares of Series C Preferred Stock by delivering a duly executed written Preferred Stock conversion notice, substantially in the form attached as Annex F to the Agreement (the “Conversion Notice” and the date such notice is deemed delivered hereunder, the “Conversion Notice Date”), by facsimile, mail or overnight courier delivery, to the Holder. The closing of such conversion shall take place, subject to the satisfaction or waiver of the conditions set forth in Section 6(a)(iii), (a) on the twentieth (20th) Business Day following and excluding the Conversion Notice Date or (b) any other date upon which the exercising Holder and the Company mutually agree (the “Conversion Closing Date”). The Conversion Notice shall apply only to shares of Series C Preferred Stock for which no Redemption Notice has been tendered to the Company before the twentieth (20th) Business Day after the Conversion Notice Date, regardless of when the applicable redemption is consummated.

(ii) Conversion for stock. Subject to Section 6(c) hereof, such shares of stock shall be converted into that number of shares of Common Stock and/or number of one-hundredths (1/100th) of a share of Common Stock Equivalent Junior Preferred Stock equal to (a) the aggregate Stated Value of such shares divided by (b) the Conversion Price (the “Conversion Stock Amount”). On the Conversion Closing Date, the Holder shall surrender the certificate representing the shares of Series C Preferred Stock to be converted to the Company at the address set forth for notices to the Company specified in Section 18 of the Agreement, and the Company shall deliver to such Holder as specified in the Conversion Notice the Conversion Stock Amount of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock and/or Common Stock Equivalent Junior Preferred Stock.

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(iii) Closing conditions. It shall be a condition of the converting Holder’s obligation to close that each of the following is satisfied, unless expressly waived by such Holder in writing (which Holder may do or refrain from doing in its sole discretion):

(A) (w) the representations and warranties made by the Company in the Agreement shall be true and correct as of the Conversion Closing Date, except those representations and warranties that address matters only as of a particular date, which shall be true and correct as of such date; (x) the Company shall have complied fully with all of the covenants and agreements in the Agreement; (y) all shares of Common Stock to be issued upon such conversion shall be duly listed and admitted to trading on the Nasdaq Global Select Market, the Nasdaq Global Market or the New York Stock Exchange; and (z) such Holder shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company dated such date and to the effect of clauses (x), (y) and (z).

(B) On the Conversion Closing Date, the Company shall have delivered to the Holder (x) a Conversion Notice, substantially in the form attached as Annex G to the Agreement and (y) the legal opinion described in Section 12(b) of the Agreement.

(C) If the issuance of Common Stock or Common Stock Equivalent Junior Preferred Stock would cause the number of shares of Common Stock and Common Stock Equivalent Junior Preferred Stock held by any Holder to exceed the Maximum Number then delivery of such shares of Common Stock or Common Stock Equivalent Junior Preferred Stock shall be deferred pursuant to Section 6(d) of the Agreement. Notwithstanding anything herein to the contrary, in such event, the Company shall no longer be obligated to pay any dividend on the Series C Preferred Stock or provide or recognize any other preferences, limitations, powers or other rights provided by this Certificate of Rights and Preferences to the extent that, if the Series C Preferred Stock would have been converted, the Holder would beneficially own Common Stock and Common Stock Equivalent Junior Preferred Securities that would exceed the Maximum Number.

The Company shall use its best efforts to cause each of the foregoing conditions to be satisfied at the earliest practicable date after a Conversion Notice. If such conditions are not satisfied or waived prior to the twentieth (20th) Business Day following and excluding the date the Conversion Notice is delivered, then the Company may, at its sole option, and at any time, withdraw the Conversion Notice by written notice to the Holder regardless of whether such conditions have been satisfied or waived as of the withdrawal date and, after such withdrawal, shall have no further obligations with respect to such Conversion Notice and may submit a Conversion Notice with respect to the shares referenced in the withdrawn Conversion Notice pursuant to Section 6(a)(i) hereof, subject to the closing conditions in this Section 6(a)(iii).

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(iv) Holder of record. Each conversion of Series C Preferred Stock shall be deemed to have been effected immediately before the close of business on the Business Day on which the Conversion Notice is delivered (except, that, for purposes of calculation of the Stated Value, dividends shall accrue until and including the Conversion Closing Date), and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock or Common Stock Equivalent Junior Preferred Securities shall be issuable upon such conversion as provided in Section 6(a)(ii) shall be deemed to have become the holder or holders of record thereof.

(b) Procedure for Redemption at the Option of the Holder.

(i) General. Subject to Section 6(c) hereof, at any time after the Company has obtained the approval of the stockholders of the Company to increase the authorized number of shares of Common Stock, a Holder of Series C Preferred Stock may at the option of the Holder require the Company to redeem any or all shares of Series C Preferred Stock held by such Holder for Common Stock and/or Common Stock Equivalent Junior Preferred Stock on one or more occasions by delivering an optional redemption notice (a “Redemption Notice”) to the Company substantially in the form attached as Annex H to the Agreement; provided, however, that until the Company has obtained the approval of the stockholders of the Company to increase the authorized number of shares of Common Stock, a Holder of Series C Preferred Stock may require the Company to redeem any or all of such shares of Series C Preferred Stock for Common Stock Equivalent Junior Preferred Stock. The closing of such redemption shall take place, subject to the satisfaction or waiver of the conditions set forth in Section 6(b)(iii) (a) on the second (2nd) Business Day, or if the Holder so elects, the third (3rd) Business Day, following and excluding the date the Redemption Notice is delivered or (b) any other date upon which the exercising Holder and the Company mutually agree (the “Redemption Closing Date”).

(ii) Redemption for stock. Subject to Section 6(c) hereof, such shares of Series C Preferred Stock shall be redeemed into that number of shares of Common Stock and/or number of one-hundredths (1/100th) of a share of Common Stock Equivalent Junior Preferred Stock equal to (a) the aggregate Stated Value of such shares divided by (b) the Redemption Price (the “Redemption Stock Amount”). On the Redemption Closing Date, the Holder shall surrender the certificate representing the shares of Series C Preferred Stock to be redeemed to the Company at the address set forth for notices to the Company specified in Section 18 of the Agreement and the Company shall deliver to such Holder as specified in the Redemption Notice the Redemption Stock Amount of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock and/or Common Stock Equivalent Junior Preferred Stock.

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(iii) Closing conditions. It shall be a condition of the redeeming Holder’s obligation to close that each of the following is satisfied, unless expressly waived by such Holder in writing:

(A) (w) the representations and warranties made by the Company in the Agreement shall be true and correct as of the Redemption Closing Date, except those representations and warranties that address matters only as of a particular date, which shall be true and correct as of such date; (x) the Company shall have complied fully with all of the covenants and agreements in the Agreement; (y) all shares of Common Stock to be issued upon such redemption shall be duly listed and admitted to trading on the Nasdaq Global Select Market, the Nasdaq Global Market or the New York Stock Exchange; and such Holder shall have received a certificate of the Chief Executive Officer and (z) the Chief Financial Officer of the Company dated such date and to the effect of clauses (w), (x) and (y).

(B) On the Redemption Closing Date, the Company shall have delivered to the Holder (x) a Preferred Stock redemption delivery notice, substantially in the form attached as Annex I to the Agreement and (y) the legal opinion described in Section 12(b) of the Agreement.

(C) As of the Redemption Closing Date, the Company shall have notified the Holder of all Restatements.

(D) If the issuance of Common Stock or Common Stock Equivalent Junior Preferred Stock would cause the number of shares of Common Stock and Common Stock Equivalent Junior Preferred Stock held by any Holder to exceed the Maximum Number then delivery of such shares of Common Stock or Common Stock Equivalent Junior Preferred Stock shall be deferred pursuant to Section 6(d) of the Agreement. Notwithstanding anything herein to the contrary, in such event, the Company shall no longer be obligated to pay any dividend on the Preferred Stock or provide or recognize any other preferences, limitations, powers or other rights provided by this Certificate of Rights and Preferences to the extent that, if the Series C Preferred Stock would have been redeemed, the Holder would beneficially own Common Stock and Common Stock Equivalent Junior Preferred Securities that would exceed the Maximum Number.

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(iv) Holder of record. Each redemption of Series C Preferred Stock shall be deemed to have been effected immediately before the close of business on the Business Day on which the Redemption Notice is delivered (except, that, for the purposes of calculation of the Stated Value, dividends shall accrue until and including the Redemption Closing Date), and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such redemption as provided in Section 6(b)(ii) shall be deemed to have become the holder or holders of record thereof. The foregoing notwithstanding, such redemption shall not be deemed effective if and as of the date that the Holder delivers written notice of withdrawal to the Company as set forth in Section 6(b)(v) below.

(v) Withdrawal of Redemption Notice. If the conditions set forth in Section 6(b)(iii) are not satisfied or waived on or prior to the Redemption Closing Date or if the Company fails to perform its obligations on any Redemption Closing Date (including delivery of all shares of Series C Preferred Stock issuable on such date), then in addition to all remedies available to Holder at law or in equity, Holder may, at its sole option, and at any time, withdraw the Redemption Notice by written notice to the Company regardless of whether such conditions have been satisfied or waived as of the withdrawal date and, after such withdrawal, shall have no further obligations with respect to such Redemption Notice and may submit a Redemption Notice on any future date with respect to such Series C Preferred Stock and the Redemption Price for such subsequent Redemption Notice shall be the lesser of (x) the Redemption Price in the withdrawn Redemption Notice and (y) the Redemption Price in effect as of the date of the subsequent Redemption Notice. If the Company fails to deliver (A) shares of Common Stock as provided in Section 6(b) on or before the later of the twentieth (20th) Business Day following and excluding (1) the Redemption Closing Date or (2) three (3) Business Days after the Stockholder Consent Date (if and to the extent such approval is required to issue such shares of Common Stock) or (B) shares of Common Stock Equivalent Junior Preferred Stock on or before the twentieth (20th) Business Day following and excluding the Redemption Closing Date, then the Redemption Price shall equal the lesser of Four Dollars and Forty-One Cents ($4.41) and the Redemption Price in effect immediately before such date.

(vi) Partial redemption. If any redemption is for only part of the shares represented by the certificate surrendered, the Company shall deliver on the Redemption Closing Date a new Series C Preferred Stock certificate of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Series C Preferred Stock in the name and to an address specified by the Holder.

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(c) Maximum Voting Stock Amount. The Company shall not effect any conversion or redemption of the Series C Preferred Stock, and the Holders shall not have the right to convert or redeem any portion of the Series C Preferred Stock, into Common Stock to the extent such conversion, redemption or exercise would result in aggregate issuances upon conversion or redemption of the Series C Preferred Stock in excess of nine and seventy-five one hundredths percent (9.75%)(the “Maximum Voting Stock Amount”) of the number of shares of Common Stock that would be outstanding after giving effect to such conversion or redemption. Holders of a Majority of the Series C Preferred Stock shall have the right to permanently reduce the percentage used in the determination of the Maximum Voting Stock Amount to four and seventy-five one hundredths percent (4.75%) at any time, effective upon delivery of written notice of such election to the Company. In the event that the Company cannot effect a conversion or redemption of the Series C Preferred Stock into Common Stock pursuant to the terms of this Section 6(c), the conversion or redemption shall be effected into an equal number of shares of Common Stock Equivalent Junior Preferred Stock of the Company.

(d) The Company shall at all times reserve for issuance such number of its shares of Common Stock and Common Stock Equivalent Junior Preferred Stock as shall be required under the Agreement. The Company will procure, at its sole expense, the listing of the Common Stock issuable upon conversion or redemption of the Series C Preferred Stock (including upon the conversion of Common Stock Equivalent Junior Preferred Stock issuable upon the conversion or redemption of the Series C Preferred Stock) and shares issuable as dividends hereunder, subject to issuance or notice of issuance, on all stock exchanges and quotation systems on which the Common Stock is then listed or quoted, no later than the date on which such Series C Preferred Stock is issued to the Holder and thereafter shall use its best efforts to prevent delisting or removal from quotation of such shares. The Company will pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock and/or Common Stock Equivalent Junior Preferred Stock on conversion or redemption of shares of the Series C Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involving the issue and delivery of shares of Common Stock and/or Common Stock Equivalent Junior Preferred Stock in a name other than that in which the shares of Series C Preferred Stock so converted or redeemed were registered, and no such issue and delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the reasonable satisfaction of the Company, that such tax has been paid.

(e) No fractional shares or scrip representing fractional shares of Common Stock or, other than fractional shares in increments of one-hundredth (1/100th) of a share, of Common Stock Equivalent Junior Preferred Stock shall be issued upon the conversion or redemption of the Series C Preferred Stock. If any such conversion or redemption would otherwise require the issuance of a fractional share of Common Stock or, other than fractional shares in increments of one-hundredth (1/100th) of a share, of Common Stock Equivalent Junior Preferred Stock, an amount equal to such fraction multiplied by the current Daily Market Price per share of Common Stock on the date of conversion or redemption shall be paid to the Holder in cash by the Company. If more than one share of Series C Preferred Stock shall be surrendered for conversion or redemption at one time by or for the same Holder, the number of shares of Common Stock and/or Common Stock Equivalent Junior Preferred Stock issuable upon conversion or redemption thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered.

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(f) Change of Control.

(i) If the Company on or after the date of the Agreement is party to any Change of Control, proper provision shall be made so that, upon the basis and the terms and in the manner provided herein, the Holder of each unconverted and unredeemed share of Series C Preferred Stock, upon conversion or redemption thereof at any time after the consummation of such Change of Control, shall be entitled to, and appropriate adjustments will be made to ensure that the Holder will receive, equivalent rights as those provided in this Certificate of Rights and Preferences, including, without limitation, the voting, dividend, conversion, redemption and liquidation rights contained herein with respect to the Acquiring Person. The Company shall, prior to the consummation of any Change of Control, provide that each Person (other than the Company) that may be required to deliver any stock, securities, cash or property upon conversion of Series C Preferred Stock as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holders of a Majority of the Series C Preferred Stock, (a) the obligations of the Company under this Certificate of Rights and Preferences (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Certificate of Rights and Preferences) and (b) the obligation to deliver to the Holders of Series C Preferred Stock such shares of stock, securities, cash or property as, in accordance with the provisions of this Certificate of Rights and Preferences, such Holders may be entitled to receive, and such Person shall have similarly delivered to such Holders an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to Holders of a Majority of the Series C Preferred Stock, stating that the rights of such Holders under this Certificate of Rights and Preferences shall thereafter continue in full force and effect with respect to such Acquiring Person in accordance with the terms hereof.

(ii) In the event of a Change of Control, all references to the Conversion Price or the Redemption Price herein shall be references to the Stock Adjustment Measuring Price. “Stock Adjustment Measuring Price” means an amount equal to the Conversion Price or the Redemption Price, as applicable, multiplied by a fraction,

(A) the numerator of which is the Daily Market Price of the securities for Common Stock is exchanged in the Change of Control (or if none, the most widely-held class of voting securities of the Acquiring Person) determined as of the Business Day immediately preceding and excluding the date on which the Change of Control is consummated; and

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(B) the denominator of which is the Daily Market Price of the Common Stock of the Company determined as of the Business Day immediately preceding and excluding the date on which the Change of Control is consummated.

(iii) Prior to the effective date of a Change of Control, the Company shall continue to have the right to submit to each Holder Conversion Notices and each Holder shall continue to have the right to submit to the Company Redemption Notices and consummate closings of any such conversions or redemptions, in each party’s sole discretion, in accordance with the terms and conditions of this Certificate of Rights and Preferences. In addition, the Holder at its sole option may elect to submit to the Company a special notice (a “Contingent Notice”) to redeem the Series C Preferred Stock (including any Series C Preferred Stock issued pursuant to a Contingent Investment Notice (as defined in the Agreement) under the Agreement) in whole or in part in connection with such Change of Control; in which case, notwithstanding anything to the contrary herein:

(A) the effectiveness of such contingent redemption shall be conditional upon the effectiveness of the Change of Control;

(B) until the effective date of such Change of Control, the Holder shall have the right to deliver a notice to withdraw such Contingent Notice; and

(C) if such Contingent Notice shall not have been withdrawn, then on the effective date of such Change of Control, such Holder shall receive the same consideration, in the form of cash, securities or other assets (the “Acquisition Consideration”) per share of Common Stock and Common Stock Equivalent Junior Preferred Stock issuable to any other holder of shares of Common Stock and Common Stock Equivalent Junior Preferred Stock in connection with such Change of Control based upon the number of shares of Common Stock and Common Stock Equivalent Junior Preferred Stock which the Holder would have held if the Holder had consummated such redemption on the Business Day immediately preceding the date on which such Change of Control occurs.

7. Status of Converted and Redeemed Shares; Limitations on Series C Preferred Stock. The Company shall return to the status of unauthorized and undesignated shares of Preferred Stock each share of Series C Preferred Stock which shall be converted, redeemed or for any other reason acquired by the Company, and such shares thereafter may have such characteristics and designations as the Board may determine (subject to Section 5 hereof), provided, however, that no share of Series C Preferred Stock which shall be converted, redeemed or otherwise acquired by the Company shall thereafter be reissued, sold or transferred by the Company as Series C Preferred Stock. The Company will not issue any further shares of Series C Preferred Stock.

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8. Subdivision of Common Stock. Notwithstanding anything herein to the contrary, if the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock and/or Common Stock Equivalent Junior Preferred Stock into a greater number of shares, then, after the date of record for effecting each such subdivision, all measurements and references herein related to share prices for such securities will be proportionately decreased and all references to share numbers for such securities herein will be proportionately increased.

9. Nonperformance. If the Company, shall (i) at any time fail to deliver the shares of Common Stock Equivalent Junior Preferred Stock required to be delivered to the Holder pursuant hereto or (ii) at any time after the Company has obtained the approval of the stockholders of the Company to increase the authorized number of shares of Common Stock, fail to deliver the shares of Common Stock or required to be delivered to the Holder pursuant hereto, for any reason other than the failure of any condition precedent to the Company’s obligations hereunder or the failure by the Holder to comply with its obligations hereunder, then the Company shall (without limitation to the Holder’s other remedies at law or in equity): (i) indemnify and hold the Holder harmless against any loss, claim or damage arising from or as a result of such failure by the Company (regardless of whether any of the foregoing results from a third-party claim or otherwise) and (ii) reimburse the Holder for all of its reasonable out-of-pocket expenses (which includes fees and expenses of its counsel) incurred by the Holder in connection herewith and the transactions contemplated herein (regardless of whether any of the foregoing results from a third-party claim or otherwise).

10. Assignment. The Holder may, in its sole discretion, freely assign, pledge, hypothecate or transfer all shares of Series C Preferred Stock.

[The rest of this page is intentionally left blank.]

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IN WITNESS WHEREOF, this Certificate of Rights and Preferences has been signed on behalf of the Company by its Chief Financial Officer and attested to by its Corporate Secretary, all as of the date first set forth above.

UNITED COMMUNITY BANKS, INC.

/s/ Rex S. Schuette

Name:	Rex S. Schuette
Title:	Chief Financial Officer

/s/ Lori McKay

Name:	Lori McKay
Title:	Corporate Secretary

[Signature Page to Certificate of Rights and Preferences]

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CERTIFICATE OF DESIGNATION
OF
COMMON STOCK EQUIVALENT JUNIOR PREFERRED STOCK
OF
UNITED COMMUNITY BANKS, INC.

Pursuant to Section 14-2-602 of the
Georgia Business Corporation Code

United Community Banks, Inc., a corporation organized under the laws of the State of Georgia (the “Corporation”), does hereby certify that:

1. At a meeting duly convened and held on March 26, 2010, the Board of Directors of the Corporation (the “Board”) duly adopted the following resolutions authorizing the issuance and sale by the Corporation of a series of the Corporation’s preferred stock, $1.00 par value per share, to be known as the Common Stock Equivalent Junior Preferred Stock:

“RESOLVED, that the powers, preferences, participation and other special rights, qualifications, limitations, restrictions and other designations of the Corporation’s Common Stock Equivalent Junior Preferred Stock, including those established by the Board and the number of authorized shares thereof, are authorized and approved as set forth in the Certificate of Designation attached hereto as Exhibit A, which is incorporated herein and made a part of these resolutions by reference.”

2. Attached hereto, and thereby made a part hereof, is such Exhibit A from the Board’s resolution designating the Common Stock Equivalent Junior Preferred Stock.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its duly authorized officer this 31st day of March, 2010.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Rex S. Schuette

	Name:	Rex S. Schuette
	Title:	Executive Vice President & CFO

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Exhibit A

CERTIFICATE OF DESIGNATION
OF
COMMON STOCK EQUIVALENT
JUNIOR PREFERRED STOCK
OF
UNITED COMMUNITY BANKS, INC.

Pursuant to the authority vested in the Board of Directors (the “Board”) by the Restated Articles of Incorporation of United Community Banks, Inc. (the “Corporation”), as amended (the “Articles of Incorporation”), the Board does hereby designate, create, authorize and provide for the issue of a series of preferred stock, $1.00 par value per share, which shall be designated as “Common Stock Equivalent Junior Preferred Stock” (the “Junior Preferred Stock”), consisting of 1,000,000 shares having the following powers, preferences, participation and other special rights, qualifications, limitations, restrictions and other designations:

Section I. Definitions

“Acquiring Person” has the meaning specified in Section VI(c).

“Applicable Conversion Rate” means the Initial Conversion Rate, subject to adjustment pursuant to Section II(b), as applicable, for any such event occurring subsequent to the initial determination of such rate.

“Board” has the meaning specified in the preamble.

“Articles of Incorporation” has the meaning specified in the preamble.

“Capacity Amendment” means an amendment to the Articles of Incorporation increasing the number of shares of Common Stock that the Corporation is authorized to issue to more than 100,000,000.

“Change of Control” has the meaning specified in Section VI(b).

“Common Dividend Equivalent Amount” has the meaning specified in Section III(a).

“Common Stock” means the Common Stock, $1.00 par value per share, of the Corporation.

“Conversion Date” means, with respect to a share of Junior Preferred Stock, the date on which such share is converted into Common Stock.

“Convertible Holder” means a Holder, other than the initial Holder or an affiliate thereof, who acquires one or more shares of Junior Preferred Stock following a Permitted Transfer.

“Conversion Notice” shall mean the notice given by a Convertible Holder to the Corporation, specifying the number of shares of Junior Preferred Stock to be converted into Common Stock and certifying that such Person is a Convertible Holder.

“Corporation” has the meaning specified in the preamble.

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“Exchange Property” has the meaning specified in Section VI(a).

“Holder” means a Person in whose name any shares of Junior Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of such shares for all purposes.

“Initial Conversion Rate” means, for each share of Junior Preferred Stock, one hundred (100) shares of Common Stock.

“Issue Date” means the date that the Junior Preferred Stock is first issued.

“Junior Preferred Stock” has the meaning specified in the preamble.

“Junior Stock” shall mean any class of capital stock or series of Preferred Stock of the Corporation established by the Board after the Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Junior Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

“Liquidation Event” has the meaning specified in Section V(a).

“Parity Stock” shall mean any class of capital stock or series of Preferred Stock established by the Board after the Issue Date, the terms of which expressly provide that such class or series will rank on parity with the Junior Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

“Permitted Transfer” means a sale or other transfer (i) to an affiliate of the initial Holder or to the Corporation; (ii) in a widespread public distribution; (iii) in transfer in which no transferee (or group of associated transferees) would receive 2 percent or more of any class of voting securities of the Corporation; or (iv) to a transferee that would control more than 50 percent of the voting securities of the Corporation without any transfer from the initial Holder.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or other applicable security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board or a duly authorized committee of the Board or by statute, contract or otherwise).

“Senior Stock” shall mean each class of capital stock or series of Preferred Stock established by the Board after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Junior Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

“Stockholder Approval” means the requisite approval by the stockholders of the Corporation of the Capacity Amendment.

“Transfer Agent” shall mean the Corporation’s duly appointed transfer agent, registrar, redemption, conversion and dividend disbursing agent for the Junior Preferred Stock and transfer agent and registrar for any Common Stock issued upon conversion of the Junior Preferred Stock, or any successor duly appointed by the Corporation.

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Section II. Conversion

(a) No share of Junior Preferred Stock (or fraction thereof) may be converted into Common Stock unless held by a Convertible Holder. Each share of Junior Preferred Stock (or fraction thereof) held by a Convertible Holder shall be convertible at any time following the Stockholder Approval into a number of shares of Common Stock equal to the product of (i) the fraction of a share of Junior Preferred Stock converted and (ii) the Applicable Conversion Rate in effect on the Conversion Date, plus cash in lieu of any fractional shares of Common Stock pursuant to Section II(c)(iv). For all purposes with respect to the conversion of Junior Preferred Stock, references herein to “Common Stock” shall include and mean any cash, securities or other property (including payments of cash in lieu of fractional shares of Common Stock) that may be due upon such conversion and references to “Junior Preferred Stock” shall include and mean any fractional shares thereof.

(b) Adjustments to Conversion Rate. If, at any time while Junior Preferred Stock remains outstanding, (i) the Corporation issues to holders of the Common Stock as a class shares of Common Stock or other securities of the Corporation as a dividend or distribution on the Common Stock, or (ii) the Corporation effects a share split or share combination of the Common Stock, (each, an “Adjustment Event”), then the Corporation shall adjust the Initial Conversion Rate or Applicable Conversion Rate, as applicable, or other terms of the Junior Preferred Stock in effect immediately prior to such event so that each Holder of shares of Junior Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such Holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such shares of the Junior Preferred Stock been converted into shares of Common Stock immediately prior to the occurrence of such event. An adjustment made pursuant to this Section II(b) shall become effective retroactively (x) in the case of any such dividend or distribution, to the day immediately following the close of business on the Record Date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, split, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

(c) Shares of Junior Preferred Stock shall be converted into shares of Common Stock in accordance with the following procedures:

(i) At all times after the Stockholder Approval, a Convertible Holder may exercise a conversion right by the delivery of a Conversion Notice to the office of the Transfer Agent during normal business hours and (if so required by the Corporation or the Transfer Agent) an instrument of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such Convertible Holder or his duly authorized attorney, and funds in the amount of any applicable transfer tax (unless provision satisfactory to the Corporation is otherwise made therefor), if required pursuant to Section II(c)(iii).

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(ii) As promptly as practicable after the delivery of a Conversion Notice and the payment in cash of any amount required by the provisions of Sections 2(c)(i) and 2(c)(iii), the Corporation will deliver or cause to be delivered at the office of the Transfer Agent to or upon the written order of the Convertible Holder, certificates or a confirmation of book-entry transfer of shares representing the number of fully paid and non-assessable shares of Common Stock issuable upon such conversion, issued in such name or names as the Convertible Holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the delivery of the Conversion Notice, and all rights of the Convertible Holder shall cease with respect to such shares of Junior Preferred Stock at such time and the Person or Persons in whose name or names the shares of Common Stock issued upon conversion are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time; provided, however, that any delivery of a Conversion Notice and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute the Person or Persons in whose name or names the shares of Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are open.

(iii) The issuance of shares of Common Stock upon conversion of shares of Junior Preferred Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such shares to be issued upon conversion are to be issued in a name other than that of the Holder of the share or shares of Junior Preferred Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid.

(iv) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Junior Preferred Stock. If more than one share of Junior Preferred Stock shall be surrendered for conversion at any one time by the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Junior Preferred Stock so surrendered. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of any shares of Junior Preferred Stock, the Corporation shall pay to the Holder an amount in cash in respect of such fractional interest equal to the value of such fractional interest based on the closing sales price of the Common Stock on such national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board to be the fair value of the Common Stock at the close of business on the business day immediately preceding the applicable Conversion Date.

(v) At all times after the Stockholder Approval, the Corporation shall be required to reserve or keep available, out of its authorized but unissued Common Stock, or have sufficient authorized Common Stock to cover, the shares of Common Stock deliverable upon the conversion of the Junior Preferred Stock The Corporation shall take all action necessary so that all shares of Common Stock that may be issued upon conversion of shares of Junior Preferred Stock will upon issue be validly issued, fully paid and nonassessable, and free from all liens and charges in respect of the issuance or delivery thereof.

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(d) From and after a Conversion Date, dividends hereunder shall no longer accrue with respect to shares of Junior Preferred Stock converted on such date, and such converted shares of Junior Preferred Stock shall cease to be outstanding, subject to the rights of Holders of such Junior Preferred Stock to receive any previously accrued and unpaid dividends on such shares and any other payments to which they are otherwise entitled pursuant to Section III or Section VI.

Section III. Dividend Rights

(a) From and after the Issue Date, (i) Holders shall be entitled to receive, when, as and if declared by the Board or any duly authorized committee of the Board, but only out of assets legally available therefor, all dividends or other distributions in the form of cash or assets (other than shares of Common Stock) declared and paid or made in respect of the shares of Common Stock, at the same time and on the same terms as holders of Common Stock, in an amount per one-hundredth of a share of Junior Preferred Stock equal to the product of (A) the Applicable Conversion Rate then in effect and (B) any per share dividend or other distribution in the form of cash or assets (other than shares of Common Stock) declared and paid or made in respect of each share of Common Stock (the “Common Equivalent Dividend Amount”), and (ii) no cash dividend or other cash distribution shall be declared and paid or made in respect of Common Stock unless the Board or any duly authorized committee of the Board declares and pays to Holders of the Junior Preferred Stock, at the same time and on the same terms as holders of Common Stock, the Common Equivalent Dividend Amount per one-hundredth of a share of Junior Preferred Stock. Notwithstanding any provision in this Section III(a) to the contrary, Holders of the Junior Preferred Stock shall not be entitled to receive any dividend or other distribution in the form of cash or assets (other than shares of Common Stock) paid or made with respect to the Common Stock after the Issue Date (x) if the Record Date for determination of holders of Common Stock entitled to receive such dividend or distribution occurs prior to the Issue Date, or (y) with respect to shares of Junior Preferred Stock converted on or prior to such Record Date.

(b) Each dividend or other distribution pursuant to Section III(a) above will be payable to Holders of record of Junior Preferred Stock as they appear in the records of the Corporation at the close of business on the Record Date for the corresponding dividend or distribution to the holders of shares of Common Stock.

(c) To the extent the Corporation declares dividends on the Junior Preferred Stock and Common Stock but does not make full payment of such declared dividends, the Corporation will allocate the dividend payments on a pro rata basis among the holders of shares of Junior Preferred Stock and the holders of Common Stock so that the amount of dividends actually paid per share on the Junior Preferred Stock and Common Stock shall in all cases bear to each other the same ratio as the then Applicable Conversion Rate. The foregoing right shall not be cumulative and shall not in any way create any claim or right in favor of Holders in the event that dividends have not been declared or paid in respect of any prior calendar quarter.

(d) Holders of Junior Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, on the Junior Preferred Stock other than dividends (if any) declared and payable on Junior Preferred Stock as specified in this Section III and dividends of Common Stock or other securities of the Corporation pursuant to Section II(b).

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(e) Notwithstanding any provision in this Certificate of Designation to the contrary, Holders of Junior Preferred Stock shall not be entitled to receive any dividends with respect to any such shares converted into Common Stock, except to the extent that any such dividends have been declared by the Board or any duly authorized committee of the Board (and the Record Date for such dividend occurs) after the Issue Date and prior to the applicable Conversion Date of such shares.

Section IV. Voting

(a) Shares of Junior Preferred Stock shall have no voting rights except as set forth in Section IV(b) or as otherwise required by Georgia law from time to time. In exercising the voting rights set forth in Section IV(b), each Holder shall be entitled to one vote for each share of Junior Preferred Stock held by such Holder.

(b) So long as any shares of Junior Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote or written consent of the Holders (voting or consenting separately as one class) of at least a majority of the outstanding shares of Junior Preferred Stock, amend, alter or repeal or otherwise change (including in connection with any merger, consolidation or other similar transaction) any provision of the Articles of Incorporation, including this Certificate of Designation, if the amendment, authorization or repeal would significantly and adversely affect the rights or preferences of the Junior Preferred Stock. Notwithstanding the foregoing, except as otherwise required by law, the Corporation may, without the consent of any Holder, authorize, increase the authorized amount of, or issue shares of Senior Stock or Parity Stock, and in taking such actions, the Corporation shall not be deemed to have significantly adversely affected the existing terms of the Junior Preferred Stock.

Section V. Liquidation

(a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, which occurs while any Junior Preferred Stock remains outstanding (each a “Liquidation Event”), Holders of shares of Junior Preferred Stock shall, subject to the prior rights of any holders of Senior Stock, be entitled to receive and be paid out of the assets of the Corporation available for distribution to its stockholders, for each such share (or fraction thereof), a liquidating distribution in an amount equal to that received by holders of the Common Stock for each share of Common Stock into which such share of Junior Preferred Stock (or fraction thereof) was convertible at the Applicable Conversion Rate immediately prior to such Liquidation Event.

(b) If, in any distribution described in Section V(a) above, the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Junior Preferred Stock and the corresponding amounts payable with respect to the Common Stock or any other Parity Stock as to such distribution, Holders of Junior Preferred Stock and the holders of Common Stock or any other Parity Stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) For purposes of this Section V, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation (other than in connection with the voluntary or involuntary liquidation, winding up or dissolution of the Corporation) nor the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or Person shall be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

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(d) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Corporation shall, within ten (10) days after the date the Board approves such action, or at least twenty (20) days prior to any stockholder’s meeting called to approve such action, if applicable, or within twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each Holder initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action.

Section VI. Adjustments for Change of Control

(a) Upon the occurrence of a Change of Control (as defined herein) while any shares of Junior Preferred Stock remain outstanding, each share of Junior Preferred Stock (or fraction thereof) outstanding immediately prior to such Change of Control shall, without the consent of Holders, become convertible into the types and amounts of securities, cash, and other property that is or was receivable in such Change of Control by a holder of the number of shares of Common Stock into which such share of Junior Preferred Stock (or fraction thereof) was convertible immediately prior to such Change of Control (such securities, cash, and other property, the “Exchange Property”); provided, however, that if receipt of the Exchange Property would cause the Holder to the Holder to acquire control of a bank, as “control” is defined in Section 2(a)(2) of the Bank Holding Company Act of 1956, as amended, and the implementing regulations of the Board of Governors of the Federal Reserve System, require the Holder to file a Change in Bank Control Act notice or require the Holder to make any similar regulatory filing, proper provision shall be made for such Holder to receive shares of non-voting securities in lieu of any voting securities included in the Exchange Property, the terms of which non-voting securities shall be as nearly equivalent as practicable to those of the Junior Preferred Stock.

(b) A “Change of Control” shall mean:

(i) an acquisition of more than fifty percent (50%) of the equity securities of the Corporation (measured by vote or value) by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the Acquiring Person (as defined below) or its Parent, Subsidiary or Affiliate (each as defined in Rule 12b-2 of the Exchange Act);

(ii) a sale or other disposition of all or substantially all of the assets of the Corporation (on a consolidated basis) in a single transaction or series of related transactions;

(iii) any tender offer, exchange offer, stock purchase or other transaction or event or series of related transactions or events by or involving the Corporation in which a single entity or group becomes the direct or indirect owner of more than fifty percent (50%) of the equity securities of the Corporation (measured by vote or value);

(iv) a capital reorganization or reclassification of the Common Stock or other securities.

Notwithstanding anything contained herein to the contrary, a change in the state of incorporation of the Corporation shall not in and of itself constitute a Change of Control.

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(c) “Acquiring Person” means, in connection with any Change of Control any of the following, at the Holder’s election, (i) the continuing or surviving Person of a consolidation or merger with the Corporation (if other than the Corporation), (ii) the transferee of all or substantially all of the properties or assets of the Corporation, (iii) the corporation consolidating with or merging into the Corporation in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, (iv) the entity or group acting in concert acquiring or possessing the power to cast the majority of the eligible votes at a meeting of the Corporation’s stockholders at which directors are elected, or, (v) in the case of a capital reorganization or reclassification, the Corporation, or (vi) at the Holder’s election, any Person that (x) controls the Acquiring Person directly or indirectly through one or more intermediaries, (y) is required to include the Acquiring Person in the consolidated financial statements contained in such Person’s Annual Report on Form 10 K (if such Person is required to file such a report) or would be required to so include the Acquiring Person in such Person’s consolidated financial statements if they were prepared in accordance with U.S. generally accepted accounting principles and (z) is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries).

(d) If holders of shares of Common Stock have the opportunity to elect the form of consideration to be received in a Change of Control, the Holders of Junior Preferred Stock shall be entitled to receive the same election.

(e) The Corporation (or any successor) shall, within 20 days of the occurrence of any Change of Control or, if earlier, the date on which similar notice is given to holders of Common Stock, provide written notice to the Holders of such occurrence and of the type and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section VI.

Section VII. Reports as to Adjustments

Whenever the number of shares of Common Stock into which the shares of Junior Preferred Stock are convertible is adjusted as provided in Section II(b), the Corporation shall, as soon as is reasonable practicable, compute such adjustment and furnish to the Holders a certificate of the Corporation, setting forth the number of shares of Common Stock into which each share of Junior Preferred Stock (or fraction thereof) is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment, the computation thereof and when such adjustment will become effective.

Section VIII. Transfer Restrictions

Shares of Junior Preferred Stock may not be transferred to any Person other than pursuant to a Permitted Transfer, and any attempt to transfer one or more shares of Junior Preferred Stock (or fraction thereof) to a Person other than pursuant to a Permitted Transfer shall be void and of no effect.

Section IX. Exclusion of Other Rights

Except as may otherwise be required by law, shares of Junior Preferred Stock shall not have any powers, preferences, participation and other special rights, qualifications, limitations, restrictions and other designations, other than those specifically set forth herein (as this Certificate of Designation may be amended from time to time) and in the Articles of Incorporation. The shares of Junior Preferred Stock shall have no preemptive or subscription rights.

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Section X. Severability of Provisions

If any powers, preferences, participation and other special rights, qualifications, limitations, restrictions and other designations of the Junior Preferred Stock set forth in this Certificate of Designation (as this Certificate of Designation may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other powers, preferences, participation and other special rights, qualifications, limitations, restrictions and other designations of the Junior Preferred Stock set forth in this Certificate of Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable powers, preferences, participation and other special rights, qualifications, limitations, restrictions and other designations of the Junior Preferred Stock shall, nevertheless, remain in full force and effect, and no powers, preferences, participation and other special rights, qualifications, limitations, restrictions and other designations of the Junior Preferred Stock herein set forth shall be deemed dependent upon any other such powers, preferences, participation and other special rights, qualifications, limitations, restrictions and other designations of the Junior Preferred Stock unless so expressed herein.

Section XI. Rank

Notwithstanding anything set forth in the Articles of Incorporation or this Certificate of Designation to the contrary, the Board or any authorized committee of the Board, without the vote of Holders of the Junior Preferred Stock, may authorize and issue additional shares of stock ranking junior or senior to, or on parity with, the Junior Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation or any other powers, preferences, participation and other special rights, qualifications, limitations, restrictions and other designations.

Section XII. No Redemption

The Corporation may not, at any time, redeem the outstanding shares of the Junior Preferred Stock, except upon the unanimous consent of the Holders of all outstanding shares of Junior Preferred Stock.

Section XIII. Repurchases

Subject to the limitations imposed herein, the Corporation may purchase and sell shares of Junior Preferred Stock (or fraction thereof) from time to time to such extent, in such manner, and upon such terms as the Board or any duly authorized committee of the Board may determine.

Section XIV. No Sinking Fund

Shares of Junior Preferred Stock are not subject to the operation of a sinking fund or any similar provisions.

Section XV. Notices

All notices, requests and other communications to a Holder of Junior Preferred Stock shall be in writing (including facsimile transmission) and shall be given at the address of such Holder as shown on the books of the Corporation. A Holder of Junior Preferred Stock may waive any notice required hereunder by a writing signed before or after the time required for notice or the action in question. Notice shall be deemed given on the earlier of the date received or three business days after the date such notice is mailed by first-class mail, postage prepaid.

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ARTICLES OF AMENDMENT

OF

UNITED COMMUNITY BANKS, INC.

1.

The name of the corporation is United Community Banks, Inc.

2.

The Restated Articles of Incorporation of the corporation are amended by striking the first paragraph of Article V thereof and inserting the following:

“The corporation shall have authority to issue 200,000,000 shares of common stock, $1.00 par value (the “Common Stock”) and 10,000,000 shares of preferred stock, $1.00 par value (the “Preferred Stock”). Subject to the provisions of any applicable law or the Bylaws of the corporation (as from time to time amended) with respect to fixing the record date for the determination of shareholders entitled to vote, and except as otherwise provided by any applicable law or the by the resolution or resolutions of the board of directors providing for the issue of any series of Preferred Stock, the holders of the Common Stock shall have and possess exclusive voting power and rights for the election of directors and for all other purposes, with each share being entitled to one vote.”

3.

The Restated Articles of Incorporation of the corporation are further amended by striking Article XI in its entirety and insert in lieu the following:

“Except as otherwise provided by law, any amendment or repeal of any provision of the Articles of Incorporation or Article II (Stockholders’ Meetings) or III (Board of Directors) of the Bylaws of the corporation requires the affirmative vote of holders of a majority of the shares of capital stock of the corporation then issued and outstanding and entitled to vote on such matters.”

4.

This amendment to the Restated Articles of Incorporation was adopted on February 10, 2010, and was duly approved by the shareholders entitled to vote thereon in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Restated Articles of Incorporation of United Community Banks, Inc. this 27th day of May, 2010.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Jimmy C. Tallent
Jimmy C. Tallent
President and Chief Executive Officer

ARTICLES OF AMENDMENT
OF
UNITED COMMUNITY BANKS, INC.

1.

The name of the corporation is United Community Banks, Inc.

2.

The Restated Articles of Incorporation, as amended, of the corporation are amended by adding the powers, rights, and preferences, and the qualifications, limitations, and restrictions thereof, of the Fixed Rate Cumulative Perpetual Preferred Stock, Series B as set forth in Exhibit A attached hereto.

3.

The amendment was adopted by the board of directors of the corporation at a meeting held on October 23, 2008. Pursuant to O.C.G.A. § 14-2-602 and Article V of the Restated Articles of Incorporation, as amended, of the corporation, shareholder consent was not required.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Restated Articles of Incorporation, as amended, of United Community Bank, Inc. this 4th day of December, 2008.

UNITED COMMUNITY BANK, INC.

By:	/s/ Jimmy C. Tallent
Jimmy C. Tallent
President and Chief Executive Officer

EXHIBIT A

DESIGNATIONS, POWERS, PREFERENCES,

LIMITATIONS, RESTRICTIONS, AND RELATIVE RIGHTS

OF

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B

OF

UNITED COMMUNITY BANKS, INC.

Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series B” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 180,000.

Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.

Part 3. Definitions. The following terms are used in this Certificate of Designations (including the Standard Provisions in Annex A hereto) as defined below:

(a) “Common Stock” means the common stock, par value $1.00 per share, of the Corporation.

(b) “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

(c) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.

(d) “Liquidation Amount” means $1,000.00 per share of Designated Preferred Stock.

(e) “Minimum Amount” means $45,000,000.

(f) “Parity Stock” means any class or series of stock of the Corporation (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively). Without limiting the foregoing, Parity Stock shall include the Corporation’s Series A Non-Cumulative Preferred Stock.

(g) “Signing Date” means the Original Issue Date.

Part 4. Certain Voting Matters. Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

ANNEX A

STANDARD PROVISIONS

Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designations. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.

Section 2. Standard Definitions. As used herein with respect to Designated Preferred Stock:

(a) “Applicable Dividend Rate” means (i) during the period from the Original Issue Date to, but excluding, the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 5% per annum and (ii) from and after the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 9% per annum.

(b) “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency“ with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(c) “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation“s stockholders.

(d) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(e) “Bylaws”means the bylaws of the Corporation, as they may be amended from time to time.

(f) “Certificate of Designations” means the Certificate of Designations or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(g) “Charter” means the Corporation“s certificate or articles of incorporation, articles of association, or similar organizational document.

(h) “Dividend Period” has the meaning set forth in Section 3(a).

(i) “Dividend Record Date” has the meaning set forth in Section 3(a).

(j) “Liquidation Preference” has the meaning set forth in Section 4(a).

(k) “Original Issue Date” means the date on which shares of Designated Preferred Stock are first issued.

(l) “Preferred Director” has the meaning set forth in Section 7(b).

(m) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Designated Preferred Stock.

(n) “Qualified Equity Offering” means the sale and issuance for cash by the Corporation to persons other than the Corporation or any of its subsidiaries after the Original Issue Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Corporation at the time of issuance under the applicable risk-based capital guidelines of the Corporation’s Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).

(o) “Share Dilution Amount” has the meaning set forth in Section 3(b).

(p) “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designations relating to the Designated Preferred Stock.

(q) “Successor Preferred Stock” has the meaning set forth in Section 5(a).

(r) “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 3. Dividends.

(a) Rate. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period,” provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).

(b) Priority of Dividends. So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a broker-dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

Section 4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).

(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5. Redemption.

(a) Optional Redemption. Except as provided below, the Designated Preferred Stock may not be redeemed prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date. On or after the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Corporation (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the “Minimum Amount” as defined in the relevant certificate of designations for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the “Successor Preferred Stock”) in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Corporation (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).

The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b) No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(c) Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(f) Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Section 6. Conversion. Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7. Voting Rights.

(a) General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c) Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designations for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Corporation to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(d) Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 10. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 12. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

ARTICLES OF AMENDMENT

OF

UNITED COMMUNITY BANKS, INC.

1.

The name of the corporation is United Community Banks, Inc.

2.

The Restated Articles of Incorporation of the corporation are amended by striking the first paragraph of Article V thereof and inserting the following:

“V.

“The corporation shall have authority to issue 100,000,000 shares of common stock, $1.00 par value (the “Common Stock”) and 10,000,000 shares of preferred stock, $1.00 par value (the “Preferred Stock”). Subject to the provisions of any applicable law or the Bylaws of the corporation (as from time to time amended) with respect to fixing the record date for the determination of shareholders entitled to vote, and except as otherwise provided by any applicable law or the by the resolution or resolutions of the board of directors providing for the issue of any series of Preferred Stock, the holders of the Common Stock shall have and possess exclusive voting power and rights for the election of directors and for all other purposes, with each share being entitled to one vote.”

3.

The amendment was adopted by the board of directors of the corporation at a meeting held on March 5, 2004 and by the shareholders of the corporation at a meeting held on April 28, 2004.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation of United Community Bank, Inc. this 28th day of April, 2004.

UNITED COMMUNITY BANK, INC.

By:	/s/ JIMMY C. TALLENT
Jimmy C. Tallent
President and Chief Executive Officer

RESTATED ARTICLES OF INCORPORATION

OF

UNITED COMMUNITY BANKS, INC.

I.

The name of the corporation is United Community Banks, Inc.

II.

The corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

III.

The corporation shall have perpetual duration.

IV.

The corporation is a corporation for profit and is organized for the following general purposes: to be a bank holding company; to carry on any lawful businesses or activities relating thereto; and to engage in any lawful act or activity for which corporations may be organized under the Georgia Business Corporation Code.

V.

The corporation shall have authority to issue 50,000,000 shares of common stock, $1.00 par value (the “Common Stock”) and 10,000,000 shares of preferred stock, $1.00 par value (the “Preferred Stock”). Subject to the provisions of any applicable law or the Bylaws of the corporation (as from time to time amended) with respect to fixing the record date for the determination of shareholders entitled to vote, and except as otherwise provided by any applicable law or by resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of the Common Stock shall have and possess exclusive voting power and rights for the election of directors and for all other purposes, with each share being entitled to one vote.

The Board of Directors is hereby expressly authorized to issue, at any time and from time to time, shares of Preferred Stock in one or more series. The number of shares within such series shall be designated by the Board of Directors in one or more resolutions, and the shares of each series so designated shall have such preferences with respect to Common Stock and other series of Preferred Stock, and such other rights, restrictions or limitations with respect to voting, dividends, conversion, exchange, redemption and any other matters, as may be set forth in one or more resolutions adopted by the Board of Directors. To the extent required by law, Articles of Amendment setting forth any such designations, preferences, rights, restrictions or limitations shall be filed with the Georgia Secretary of State prior to the issuance of any shares of such series.

The authority of the Board of Directors with respect to the establishment of each series of Preferred Stock shall include, without limiting the generality of the foregoing, determination of the following matters which may vary between series:

(a) The number of shares constituting that series and the distinctive designation of that series;

(b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of that series;

(c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) Whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions;

(f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(h) Any other relative preferences, rights, restrictions or limitations of that series, including but not limited to any obligations of the corporation to repurchase shares of that series upon the occurrence of specified events.

Of the 10,000,000 shares of authorized Preferred Stock, 287,411 shares shall be designated Series A Non-Cumulative Preferred Stock and shall have the preferences, limitations and relative rights set forth below:

1. Designation and Number of Shares. The series will be known as the “Series A Non-Cumulative Preferred Stock” (the “Series A Preferred Stock”), and will be a series consisting of 287,411 shares of the authorized but unissued preferred stock of the corporation. The Series A Preferred Stock shall have a par value of $1.00 per share and a stated value of $10 per share (the “Stated Value”).

2. Dividends. The corporation is under no obligation to pay dividends on the Series A Preferred Stock. Provided, however, no dividend shall be paid on the Common Stock until dividends have been declared and are payable to the holders of record of the Series A Preferred Stock from the date of issuance of such stock at the Dividend Rate for each of the Quarterly Dividend Periods which shall commence on October 1, January 1, April 1, and July 1, in each year and shall end on and include the day next preceding the first day of the next Quarterly Dividend Period. Each such dividend shall be paid to the holders of record of shares of Series A Preferred Stock as they appear on the stock register of the corporation on such record date. The amount of dividends per share payable for each Quarterly Dividend Period shall be computed by dividing the Dividend Rate by four and applying such rate against the Stated Value per share of the Series A Preferred Stock. Dividends payable on the Series A Preferred Stock for any period less than a full Quarterly Dividend Period and for any portion of the initial dividend period between issuance and the day next preceding the first October 1, January 1, April 1 or July 1 following such issuance shall be computed on the basis of a 360-day year of four 90-day quarters and the actual number of days elapsed in the period for which they are payable. The dividend rate shall be 6% per annum (the “Dividend Rate”).

3. Liquidation Preference.

(a) Preference.

(i) In the event of any liquidation, dissolution, or winding up of the corporation, either voluntarily or involuntarily, the holders of the Series A Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of Common Stock, an amount equal to (A) the Stated Value per share, plus (B) a further amount equal to any dividends accrued but unpaid on such shares. If, upon such liquidation, dissolution, or winding up of the corporation, the assets of the corporation available for distribution to the shareholders of the corporation are insufficient to provide for the payment of the full aforesaid preferential amount, such assets as are so available shall be distributed among the holders of the Series A Preferred Stock pro rata in accordance with the number of shares of Series A Preferred Stock held by them. The consolidation or merger of the corporation with or into another corporation, or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all of the assets of the corporation (a “Reorganization”), shall not be deemed or construed to be a liquidation, dissolution or winding up of the corporation within the meaning of this Paragraph. In the case of any Reorganization, the corporation shall enter into an agreement with such other entity for the benefit of the holders of Series A Preferred Stock that shall contain such provisions to protect the interests of such holders as the Board of Directors of the corporation shall reasonably consider necessary.

(ii) After the payment or the setting apart for payment to the holders of the Series A Preferred Stock of the preferential amounts so payable to them, if assets remain in the corporation, the holders of the Common Stock of the corporation shall receive all of the remaining assets of the corporation pro rata in accordance with the number of shares of Common Stock held by them.

(b) Noncash Distributions. If any of the assets of the corporation are to be distributed other than in cash under this paragraph 3 or for any purpose, then the Board of Directors of the corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Preferred Stock or Common Stock. The corporation shall, upon receipt of such appraiser’s valuation, give prompt written notice to each holder of shares of Series A Preferred Stock or Common Stock of the appraiser’s valuation.

4. Voting Rights. Series A Preferred Stock has no voting rights except as required by the Georgia Business Corporation Code.

5. Conversion. The Series A Preferred Stock is not convertible into Common Stock.

6. Optional Redemption of Series A Preferred Stock.

(a) Subject to the following limitations, the corporation, at its sole option and upon the approval of the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of Atlanta as its designee, may redeem the whole or any part of the then outstanding Series A Preferred Stock by paying in cash for each share redeemed an amount equal to the Stated Value of each share redeemed plus the full dividends accrued but unpaid on each such share (whether or not declared) through the redemption date (the “Redemption Price”).

(b) If less than all of the Series A Preferred Stock at any time outstanding shall be called for redemption hereunder, the shares to be redeemed shall be selected on a pro rata basis (with rounding to the nearest whole share) and upon such terms and conditions as the Board of Directors may determine (subject to the limitations and provisions contained herein). The corporation, at its option, may nonetheless redeem all of the shares of Series A Preferred Stock of any Record Holder if, as a result of a straight pro rata redemption, that Record Holder would then hold less than 1000 shares.

(c) Notice of redemption shall be mailed, certified mail, postage prepaid, not less than 10 days nor more than 60 days prior to the redemption date specified in that notice, to each Record Holder of the shares to be redeemed at the address appearing on the corporation’s stock records of the Series A Preferred Stock. Neither failure to mail such notice to one or more of such holders nor any defect in such notice shall affect the sufficiency of the proceedings of redemption as to other holders. Each such notice shall state: (A) the redemption date; (B) the applicable Redemption Price; (C) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the outstanding shares of Series A Preferred Stock are to be redeemed, the basis upon which the corporation proposes to determine such lesser number of shares to be redeemed and the number of shares of such Record Holders that would be redeemed on such basis if such Record Holder continued to hold all of its shares on the Partial Redemption Determination Date (as defined below); (D) the place or places at which the certificates representing such shares are to be surrendered for payment of the Redemption Price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

(d) In case of a redemption of less than all the outstanding shares of Series A Preferred Stock, the corporation’s final determination of the number of shares of each Record Holder to be redeemed shall be made with respect to Record Holders of Series A Preferred Stock as of the close of business five business days immediately preceding the redemption date (the “Partial Redemption Determination Date”). The transfer of shares of Series A Preferred Stock so determined for redemption shall not be permitted after the Partial Redemption Determination Date. The corporation may require that any transfer of shares of Series A Preferred Stock permitted by it between the date of the above notice to Record Holders and the partial Redemption Determination Date refer to the corporation’s notice of redemption and otherwise reflect that the transferor will acquire such shares subject to possible redemption as stated in such notice.

(e) If notice of redemption has been given pursuant to clause (c) above and if, on or before the redemption date specified in such notice, the funds necessary for such redemption have been irrevocably tendered by the corporation to the Record Holders of the shares being redeemed, or otherwise irrevocably designated or set aside in trust for the pro rata benefit of the holders of the shares so called for redemption in a manner permitted by the Georgia Business Corporation Code, then from and after the redemption date, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation or that any such shares may have been transferred (whether with or without the corporation’s permission), (A) all of the shares so called for redemption (as finally determined on the Partial Redemption Determination Date in case of a partial redemption) shall no longer be deemed outstanding, (B) all dividends shall cease to accrue thereon, and (C) all voting and other rights with respect to such shares shall cease and terminate (except the rights to receive the Redemption Price upon a surrender of certificate(s) representing such shares). Upon surrender, in accordance with said notice, of the certificates for any shares so called for redemption, properly endorsed, such shares shall be redeemed by the corporation at the Redemption Price. If fewer than all the shares represented by any such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued without cost to the Record Holder thereof.

(f) On or before the redemption date, the corporation, in lieu of tendering the Redemption Price directly to the respective Record Holders, may deposit with an agent that is a bank or a trust company (the “Paying Agent”), or otherwise designate or set aside as provided in clause (e) above, funds sufficient to pay the Redemption Price for all shares of Series A Preferred Stock to be redeemed on the redemption date, other than any such shares that may have been previously delivered for other consideration in a transaction otherwise permitted by this Designation. Any interest earned on funds so designated, set aside, or deposited with a Paying Agent shall be retainable by or payable to the corporation, and holders of shares of Series A Preferred Stock shall have no rights with respect thereto. Any funds so deposited with a Paying Agent that shall remain unclaimed by the Record Holders of redeemed shares at the end of six months after the redemption date, together with any previously unpaid interest earned thereon, shall be released or repaid by the Paying Agent to the corporation, and thereafter such Record Holders shall look only to the corporation for payment of the Redemption Price.

7. Certain General Matters.

(a) The corporation shall have the rights, in connection with any issuance or transfer of a share of Series A Preferred Stock, to establish by contract with the proposed holder thereof any lawful restriction or limitation respecting the transfer or other disposition of, or any exercise of right appurtenant to, such share with which such proposed holder shall agree.

(b) In any case where any redemption date shall not be a business day, then notwithstanding any other provision hereof, payment of a redemption price need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on the redemption day; provided, that for purposes of computing such payment, no interest shall accrue for the period from and after such redemption date, as the case may be.

VI.

No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued if the same have been reacquired and if their reissue is not prohibited, and any and all of such rights and options may be granted by the Board of Directors to such individuals and entities, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

VII.

The corporation shall not commence business until it shall have received at least $500.00 in payment for the issuance of shares of its stock.

VIII.

In addition to, but not in limitation of, the general powers conferred by law, the corporation shall have the power to make distributions to its shareholders out of its capital surplus, to purchase its own shares out of its unreserved and unrestricted capital surplus available therefor and to carry on any lawful business.

IX.

In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the corporation, the Board of Directors of the corporation, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the corporation or its shareholders, may consider interests of the employees, customers, suppliers, and creditors of the corporation and its subsidiaries, the communities in which offices or other establishments of the corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that such consideration shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

X.

No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of his duty of care or other duty as a director, provided, that this provision shall eliminate or limit the liability of a director only to the extent permitted from time to time by the Georgia Business Corporation Code or any successor laws or laws.

XI.

Except as otherwise provided by law, any amendment or repeal of any provision of the Articles of Incorporation or the Bylaws of the corporation requires the affirmative vote of holders of two-thirds of the shares of capital stock of the corporation then issued and outstanding and entitled to vote on such matters. Notwithstanding anything herein to the contrary, the number of authorized shares of any class of capital stock of the corporation may be increased by the affirmative vote of holders of a simple majority of the shares of capital stock of the corporation then issued and outstanding and entitled to vote on such matters.

XII.

I. (A) In addition to any affirmative vote required by law, and subject to the provisions of any series of Preferred Stock which may at the time be outstanding, the affirmative vote of the holders of not less than 75% of the outstanding shares of Common Stock of the corporation and the affirmative vote of the holders of not less than 75% of the outstanding shares of Common Stock of the corporation other than those beneficially owned (as defined below) by an Interested Shareholder (as defined below) (the “two-tier requirement”), shall be required for the approval or authorization of any Business Combination (as defined below) of the corporation with such Interested Shareholder; provided that the two-tier voting requirement shall not be applicable if the Business Combination was approved by three-fourths of all Directors.

(B) The term “Business Combination” as used in this Article XII shall mean:

(i) any merger or consolidation of the corporation or any Subsidiary (as hereafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $1,000,000 or more; or

(iii) the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

(iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

(v) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder.

II. For purposes of this Article XII:

(A) A “person” shall mean any individual, firm, corporation or other entity.

(B) “Interested Shareholder” shall mean any person (other than the corporation, any Subsidiary or either the corporation or any Subsidiary acting as Trustee or in a similar fiduciary capacity) who or which:

(i) is the beneficial owner of more than 10% of the outstanding Common Stock; or

(ii) is an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of then outstanding Common Stock; or

(iii) acquired any shares of Common Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such acquisition shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1993.

(C) A person shall be a “beneficial owner” of any Common Stock:

(i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

(ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

(iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Common Stock.

(D) For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section II, the number of shares of Common Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C(ii)(a) of this Section II but shall not include any other shares of Common Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(E) (i) An “Affiliate” of a specified person is a person that directly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

(ii) The term “Associate” used to indicate a relationship with any person means (1) any firm, corporation or other entity (other than the corporation or any Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse or such person, or any relative of such spouse who has the same home as such person.

(F) “Subsidiary” means any corporation of which a majority of any class of equity securities is owned, directly or indirectly, by the corporation unless owned solely as trustee or other similar fiduciary capacity.

(G) “Fair Market value” means:

(i) in the case of stock, the closing sales price of a share of such stock on the Composite Tape on the New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the closing sales price or the sales price or the average of the bid and asked prices reported with respect to a share of such stock on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and

(ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

(H) The term “acquire” or “acquired” means the acquisition of beneficial ownership.

(I) The Board of Directors of the corporation shall have the power and duty to determine for the purposes of this Article XII, on the basis of information known to them after reasonable inquiry,

(i) whether a person is an Interested Shareholder,

(ii) the number of shares of Common Stock beneficially owned by any person,

(iii) whether a person is an Affiliate or Associate or another, and

(iv) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

(J) Nothing contained in this Article XII shall be construed to relieve any Interested Shareholder or any of its Affiliates or Associates from any fiduciary obligation imposed by law.

XIII.

A director of the corporation may be removed only for cause and upon the affirmative vote of the holders of two-thirds of the issued and outstanding shares entitled to vote on such matter.